                                 SCHEDULE 14A
                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                               (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] Confidential, For Use of the
[_] Preliminary Proxy Statement              Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Under Rule 14a-12

                          NEWMONT MINING CORPORATION
               (Name of Registrant as Specified in its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                                 March 28, 2000

Dear Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders of Newmont Mining Corporation to be held at 2:00 p.m. on Thursday, May 4, 2000 in the John D. Hershner Room, 1700 Lincoln Street, Denver, Colorado.

   Enclosed are the formal notice of the annual meeting and our proxy statement. This year, among other items, you are being asked to approve the elimination of Newmont Mining as a holding company by merging it with its wholly owned subsidiary, Newmont Gold Company. All of Newmont Mining's business is conducted through, and the assets and liabilities are held by, Newmont Gold. Management believes that the proposed merger will simplify the corporate organization and reduce overhead expenses. If approved by the stockholders, Newmont Gold would be renamed Newmont Mining Corporation. You will not have to turn in your existing Newmont Mining stock certificates.

   Please review carefully the proxy statement that includes information on the proposed transaction.

   We appreciate the continuing interest of our stockholders. YOUR VOTE IS IMPORTANT. This year we have made it possible for you to vote in one of three ways, by mail, by telephone or by the Internet. Please review carefully your proxy card for information on these voting choices.

                                          Sincerely yours,

                                          /s/Ronald C. Cambre
                                          Ronald C. Cambre
                                          Chairman of the Board and Chief
                                           Executive Officer

                          Newmont Mining Corporation
                              1700 Lincoln Street
                            Denver, Colorado 80203

                               ----------------

                 Notice of 2000 Annual Meeting of Stockholders

To the Stockholders of Newmont Mining Corporation:

   Notice is hereby given that the Annual Meeting of Stockholders of Newmont Mining Corporation will be held at 2:00 p.m. on Thursday, May 4, 2000 in the John D. Hershner Room, 1700 Lincoln Street, Denver, Colorado to:

  1. Elect directors;

  2. Consider and act upon a proposal to approve the elimination of Newmont Mining Corporation as a holding company as described in the accompanying Proxy Statement;

  3. Consider and act upon a proposal to approve the Newmont Mining Corporation 2000 Non-Employee Directors Stock Plan;

  4. Consider and act upon a stockholder proposal set forth in the accompanying Proxy Statement, if introduced at the meeting; and

  5. Transact such other business that may properly come before the meeting.

   All stockholders are cordially invited to attend the meeting in person. If you are unable to attend the meeting in person, please mark, sign and date the accompanying proxy card and return it promptly in the accompanying envelope. Or, you can vote electronically over the telephone or the Internet as described on the accompanying proxy card. If your shares are registered in the name of a bank or brokerage firm, telephone or Internet voting will be available to you only if offered by your bank or broker and such procedures are described on the voting form sent to you.

                                          By Order of the Board of Directors

                                          /s/ TIMOTHY J. SCHMITT
                                          Timothy J. Schmitt
                                             Secretary

March 28, 2000

                            YOUR VOTE IS IMPORTANT

 Stockholders are urged to vote by using the convenience of telephone or Internet voting, if available, or by signing, dating and returning the enclosed Proxy in the accompanying envelope to which no postage need to be affixed if mailed in the United States.

                                PROXY STATEMENT

                              General Information

   Stockholders Entitled to Vote. Holders of the common stock of Newmont Mining Corporation (the "Corporation" or "Newmont Mining") of record at the close of business on March 2, 2000 are entitled to vote at the Annual Meeting of Stockholders. As of March 2, 2000, there were 167,789,621 shares of common stock outstanding. Each share of common stock entitles its owner to one vote. The holders of a majority of the shares entitled to vote at the Annual Meeting of Stockholders must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting.

   Votes at the Annual Meeting of Stockholders will be tabulated by two inspectors of election who shall be appointed by the Chairman of the meeting and who shall not be candidates for election to the Board of Directors. The inspectors of election will treat shares of common stock represented by a properly signed and returned proxy as present at the Annual Meeting of Stockholders for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

   Directors will be elected by a favorable vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the Annual Meeting of Stockholders. The elimination of Newmont Mining as a holding company (Proposal No. 2) requires the approval of the holders of a majority of the outstanding shares of the Corporation's common stock. All other matters to come before the Annual Meeting require the approval of a majority of the votes cast on such matters. Abstentions and broker "non-votes" as to particular matters are counted for purposes of determining whether a quorum is present at the Annual Meeting of Stockholders. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Abstentions have the same effect as votes against proposals presented to stockholders. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions to do so from the beneficial owner.

   Proxy Solicitation. The accompanying proxy is solicited by the Board of Directors of the Corporation. This Proxy Statement is being mailed to the stockholders on or about March 28, 2000. In addition to solicitation by mail, solicitation of proxies may be made by certain officers and regular employees of the Corporation by mail, telephone or personal interview. The Corporation also has retained Georgeson & Company Inc. to aid in the solicitation of brokers, banks and other institutional stockholders for a fee of $8,000. All costs of the solicitation of proxies will be borne by the Corporation. The Corporation will also reimburse brokerage firms and others for their expenses in forwarding proxy materials to beneficial owners of the Corporation's common stock. A stockholder who executes a proxy may revoke it by delivering to the Secretary of the Corporation, at any time before the proxies are voted, a written notice of revocation bearing a later date than the proxy or attending the Annual Meeting of Stockholders and voting in person (although attendance at the Annual Meeting of Stockholders will not in and of itself constitute a revocation of a proxy). Written notice revoking a proxy should be sent to the attention of the Secretary of the Corporation at 1700 Lincoln Street, Denver, Colorado 80203. A stockholder may substitute another person in place of those persons presently named as proxies.

   Participants in the Newmont Gold Company Retirement Savings Plan (Non-Union) and Newmont Gold Company Retirement Savings Plan for Hourly-Rated Employees. Newmont Gold Company ("Newmont Gold") is a wholly owned subsidiary of the Corporation. If you are a participant in the Newmont Gold Savings Plan (Non-Union) or Newmont Gold Retirement Savings Plan for Hourly-Rated Employees (the "Retirement Savings Plans") and hold the Corporation's common stock in the Retirement Savings Plans, shares of the Corporation's common stock which are held for you under the Retirement Savings Plans, as applicable, may be voted through the proxy card accompanying this mailing. The Retirement Savings Plans are administered by The Vanguard Group, as Trustee. The Trustee, as the stockholder of record of the common stock held in the Retirement Savings Plans, will vote the shares held for you in accordance with the directions you give on the enclosed proxy card, provided that you return the proxy card duly signed and dated to the address indicated on the enclosed envelope. If the proxy cards representing shares of common stock held under the Retirement Savings Plans are not returned duly signed and dated, the Administration Committees of the Retirement Saving plans shall instruct the Trustee with respect to how to vote any such shares for which instructions are not received.

   Relationship with Independent Public Accountants. Arthur Andersen LLP has acted as auditors for the Corporation since 1967. The Board of Directors has selected Arthur Andersen LLP to continue in that capacity for the current year. In addition to audit services, Arthur Andersen LLP has regularly provided tax consulting services to the Corporation. Representatives of Arthur Andersen LLP will be present at the Annual Meeting of Stockholders and will be allowed to make a statement if they wish. Additionally, they will be available to respond to appropriate questions from stockholders during the meeting.

   Stockholder Proposals. To be included in the Board of Directors' Proxy Statement for the 2001 Annual Meeting of Stockholders, stockholder proposals must be received by the Corporation on or before December 1, 2000. Proposals should be sent to the attention of the Secretary of the Corporation at 1700 Lincoln Street, Denver, Colorado 80203.

                              Summary Term Sheet

   The following is a summary of the most important terms of the proposed merger of Newmont Mining into Newmont Gold. The proposed merger is described more extensively in Proposal No. 2 on page 16. In addition, you should read this entire Proxy Statement since this summary may not contain all the information that is important to you.

  . The purpose of the merger is to simplify Newmont Mining's corporate structure by eliminating the current holding company structure.

  . Newmont Mining would merge into its wholly owned subsidiary, Newmont Gold
    (and, as the surviving corporation after the merger, the "Surviving Company"). Currently, Newmont Mining's only asset is the stock of Newmont Gold.

  . After the merger, the Surviving Company will be owned directly by you, the current stockholders of Newmont Mining. The Surviving Company will become a publicly held company and will change its name to "Newmont Mining Corporation".

  . In the merger, you will receive one share of the Surviving Company's common stock for each share of your Newmont Mining common stock. You do not need to exchange your share certificates because the conversion will be automatic.

  . The Surviving Company's common stock that you will receive will have the same rights and privileges as the Newmont Mining common stock that you currently own.

  . Both the certificate of incorporation and bylaws of the Surviving Company will be substantially identical to Newmont Mining's certificate of incorporation and bylaws.

  . The merger will not result in any change in the business, operations or policies of Newmont Mining. The Surviving Company will have the same directors as Newmont Mining at the time of the merger. It will also have the same officers as Newmont Gold had prior to the merger, which includes all the officers of Newmont Mining at the time of the merger.

  . For federal tax purposes the merger will be a tax-free reorganization and you will not recognize any gain or loss after your shares in Newmont Mining are converted into Surviving Company shares. You should check with your own tax expert about state tax consequences.

  . In the merger, the Surviving Company will assume all of Newmont Mining's benefit plans for employees and directors and each outstanding Newmont Mining stock option will be converted into an identical option for Surviving Company stock.

  . Completion of the merger is subject to a number of conditions, including the holders of at least a majority of the outstanding shares of common stock of Newmont Mining voting in favor of the merger.

  . The Surviving Company expects its common stock to be listed on the New
    York, Paris, Brussels and Swiss stock exchanges, as is Newmont Mining's common stock, with the same ticker symbol ("NEM") as Newmont Mining's common stock.

  . The merger is expected to be effective by the end of the second quarter of 2000.

  . Newmont Mining's Board of Directors believes that the merger is in the best interests of the stockholders and Newmont Mining, and it unanimously recommends that you approve and adopt the merger.

                     Proposal No. 1--Election of Directors

   Nominees. Each of the 13 persons named below is a nominee for election as a director at the Annual Meeting of Stockholders for a term of one year or until his successor is elected and qualifies. Unless authority is withheld, the proxies will be voted for the election of such nominees. Except for Mr. Calarco, who was elected to the Board of Directors at a Regular Meeting of the Board of Directors held on March 15, 2000 and Mr. Murdy, who was elected to the Board of Directors at a Regular Meeting of the Board of Directors held on September 15, 1999, all such nominees were elected to the Board of Directors at the last Annual Meeting of Stockholders and all are currently serving as directors of the Corporation. If any such nominee cannot be a candidate for election at the Annual Meeting of Stockholders, then the proxies will be voted either for a substitute nominee designated by the Board of Directors or for the election only of the remaining nominees.

   The following table contains a summary of the background and principal occupations of the nominees:

                                                                       Director
                               Nominee                                  Since
-------------------------------------------------------------------------------
Vincent A. Calarco (57)...............................................   2000
 President and Chief Executive Officer of CK Witco Corporation, a
  specialty chemical company, since September 1999; Chairman thereof since November 1999. President and Chief Executive Officer of
  Crompton & Knowles Corporation, a specialty chemical company, from
  1985 to September 1999; Chairman thereof from 1986 to September
  1999.
 Director of Rhodia, S. A., Trustee of Polytechnic University of New
  York and Trustee of the National Foundation for the History of
  Chemistry.
-------------------------------------------------------------------------------
Ronald C. Cambre (61).................................................   1993
 Chairman of Newmont Mining since January 1995, President thereof from
  June 1994 to July 1999, Chief Executive Officer thereof since
  November 1993.
 Director of Cleveland-Cliffs Inc. and W.R. Grace & Co.
-------------------------------------------------------------------------------
James T. Curry, Jr. (63)..............................................   1997
 Retired Chief Executive Officer of the Minerals Division and retired director of Broken Hill Proprietary Ltd., a natural resources company.
 Director of SRI International.
-------------------------------------------------------------------------------
Joseph P. Flannery (67)...............................................   1982
 Chairman, President and Chief Executive Officer of Uniroyal Holding,
  Inc., a holding company.
 Director of Arvin Industries, Inc., Ingersoll-Rand Company, K-Mart
  Corporation
  and The Scotts Company.
-------------------------------------------------------------------------------
Leo I. Higdon, Jr. (53)...............................................   1995
 President of Babson College since July 1997; formerly Dean and
  Charles C. Abbott Professor of the Darden Graduate School of
  Business Administration at the University of Virginia from October
  1993 to June 1997.
 Director of Bestfoods, CK Witco Corporation and Eaton Vance Corp.
-------------------------------------------------------------------------------

                                                                       DIRECTOR
                               NOMINEE                                  SINCE
-------------------------------------------------------------------------------
Robert J. Miller (54).................................................   1999
 Partner of Jones Vargas, a law firm, since January 1999; Governor of the State of Nevada from 1989 to January 1999.
 Director of American Cancer Society Foundation, Paging Network, Inc.
  and Zenith
  Insurance Company.
-------------------------------------------------------------------------------
Wayne W. Murdy (55)...................................................   1999
 President of Newmont Mining since July 1999, Executive Vice President thereof from July 1996 to July 1999, Chief Financial Officer thereof from December 1992 to July 1999 and Senior Vice President thereof from December 1992 to July 1996.
-------------------------------------------------------------------------------
Robin A. Plumbridge (64)..............................................   1983
 Retired Chairman of Gold Fields of South Africa Limited, a natural resources company,
  Chief Executive Officer thereof from December 1980 to September
  1995.
 Director of Standard Bank Investment Corporation.
-------------------------------------------------------------------------------
Robert H. Quenon (71).................................................   1999
 Mining consultant; Chairman of the Federal Reserve Bank of St. Louis
  from January 1993 to December 1995.
 Director of Laclede Steel Company and Ameren Corporation. Director of
  Newmont Gold Company from 1988 to October 1998.
-------------------------------------------------------------------------------
Moeen A. Qureshi (69).................................................   1994
 Chairman of Emerging Markets Partnership, a private investment man-
  agement company.
 Director of AIG Global Trade and Political Risk Insurance Co.
-------------------------------------------------------------------------------
Michael K. Reilly (67)................................................   1994
 Retired Chairman of Zeigler Coal Holding Company, a coal producer.
-------------------------------------------------------------------------------
James V. Taranik (59).................................................   1999
 President Emeritus of Desert Research Institute, University and Com-
  munity College System of Nevada, an environmental research organiza-
  tion; Regents Professor and Arthur Brant Chair of Geophysics at the
  University of Nevada.
 Director of Earth Satellite Corporation. Director of Newmont Gold
  Company from 1986 to
  October 1998.
-------------------------------------------------------------------------------
William I. M. Turner, Jr. (71)........................................   1986
 Chairman and Chief Executive Officer of EXSULTATE INC., a holding company.
 Director of Proudfoot PLC, Schroders PLC and the World Economic Fo-
  rum.
-------------------------------------------------------------------------------

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" ALL OF THE FOREGOING NOMINEES AND, UNLESS A STOCKHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY, THE APPOINTEES NAMED THEREON INTEND SO TO VOTE.

   STOCK OWNERSHIP. As of March 2, 2000, all directors and executive officers of the Corporation as a group beneficially owned 2,530,240 shares of the Corporation's common stock, constituting in the aggregate less than 2% of the Corporation's outstanding common stock. Unless otherwise noted, the nature of beneficial ownership of all such shares is sole voting and investment power. The following table sets forth the number of shares of common stock of the Corporation beneficially owned by the Corporation's directors and executive officers as of March 2, 2000:

    NAME OF                        SHARES       RESTRICTED   OPTION
BENEFICIAL OWNER                    OWNED       STOCK(/2/) SHARES(/3/)   TOTAL
----------------                   -------      ---------- ----------- ---------
Vincent A. Calarco...............    --0--           --0--      --0--      --0--
Ronald C. Cambre.................   26,674(/1/)      --0--    844,721    871,395
James T. Curry, Jr...............    3,669           --0--      --0--      3,669
John A. S. Dow...................    6,589(/1/)      7,461    181,816    195,866
Joseph P. Flannery...............    6,960           --0--      --0--      6,960
David H. Francisco...............    4,305(/1/)      7,192    186,500    197,997
Leo I. Higdon, Jr................    3,574           --0--      --0--      3,574
Lawrence T. Kurlander............   15,872(/1/)     11,075    214,041    240,988
Robert J. Miller.................    1,012           --0--      --0--      1,012
Wayne W. Murdy...................   20,899(/1/)     11,096    254,023    286,018
Robin A. Plumbridge..............    6,709           --0--      --0--      6,709
Robert H. Quenon.................    9,896           --0--      --0--      9,896
Moeen A. Qureshi.................    4,215           --0--      --0--      4,215
Michael K. Reilly................   19,215           --0--      --0--     19,215
James V. Taranik.................    4,440           --0--      --0--      4,440
William I. M. Turner, Jr.........   13,056           --0--      --0--     13,056
All directors and executive offi-
 cers as a group, including those
 named above
 (23 persons)....................  175,618(/1/)     67,762  2,286,860  2,530,240

--------
(/1/Includes)equivalent shares of the Corporation's common stock held by the Trustee of the Newmont Gold Savings Plan (Non-Union). Participants in such plan instruct the Trustee as to how the participant's shares should be voted.
(/2/Restricted)shares awarded under the Corporation's Intermediate Term
    Incentive Compensation Plan. These shares can be voted, but are subject to a vesting schedule, forfeiture risk and other restrictions.
(/3/Shares)that could be purchased by the exercise of stock options as of March
    2, 2000, or by May 1, 2000, under the Corporation's employee stock plans.

   CERTAIN BENEFICIAL OWNERS OF THE CORPORATION. The following table sets forth the information with respect to each person known by the Corporation to be the beneficial owner of more than 5% of any class of the Corporation's voting securities. The information contained herein has been taken from filings with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934.

                                                   AMOUNT AND
   NAME AND ADDRESS OF             TITLE OF        NATURE OF       PERCENTAGE OF
     BENEFICIAL OWNER               CLASS     BENEFICIAL OWNERSHIP     CLASS
   -------------------           ------------ -------------------- -------------
Capital Research and Management  Common Stock      11,700,000(/1/)     7.0%
 Company.......................
 333 South Hope Street
 Los Angeles, CA 90071
FMR Corp.......................  Common Stock      15,307,371(/2/)     9.132%
 82 Devonshire Street
 Boston, MA 02109
T. Rowe Price Associates, Inc.   Common Stock      10,065,999(/3/)     6.0%
 ..............................
 100 East Pratt Street
 Baltimore, MD 21202

--------
(/1/As)of December 31, 1999, Capital Research and Management Company ("CRMC") beneficially owned 11,700,000 shares of the Corporation's common stock. CRMC is a registered investment adviser that provides investment advisory services to various investment companies. CRMC reported that it has sole power to dispose of all such shares, but no power to vote the shares. It disclaimed beneficial ownership of all reported shares.
(/2/As)of December 31, 1999, FMR Corp. ("FMR") beneficially owned 15,307,371 shares of the Corporation's common stock. FMR is a parent company and its report also covered interests owned or controlled by its affiliates. FMR reported sole power to vote 982,536 shares and sole power to dispose of all such shares. It did not share power to vote any shares.

(/3/As)of December 31, 1999, T. Rowe Price Associates, Inc. ("Price") beneficially owned 10,065,999 shares of the Corporation's common stock. Price is a registered investment adviser that provides investment advisory services to various investment companies. Price reported that it has sole power to dispose of 10,049,999 shares and sole power to vote 2,087,185 shares. It did not share power to vote or dispose of any shares. It disclaimed beneficial ownership of all reported shares.

   Directors' Fees, Committees and Meetings. Directors who are neither officers nor employees of the Corporation, or any of its subsidiaries, are entitled to receive $25,000 per annum for serving as directors. All directors are entitled to receive an attendance fee of $1,000 per meeting of the Board of Directors. Each director who is neither an officer nor an employee of the Corporation, or any of its subsidiaries, is entitled to receive an attendance fee of $750 per meeting of a committee of which he is a member and $1,000 per meeting in the case of the Chairman of the committee.

   In addition, pursuant to the Corporation's Directors' Stock Award Plan, directors who are neither officers nor employees of the Corporation, or any of its subsidiaries, receive the equivalent of $25,000 of shares of common stock of the Corporation annually on the date of their election or re-election at the Corporation's Annual Meeting of Stockholders. If a person who is neither an officer nor employee of the Corporation, or any of its subsidiaries, becomes a director in any year after the Corporation's Annual Meeting of Stockholders held in such year, such person will receive the equivalent of $25,000 of shares of common stock of the Corporation on the effective date of such person's election as a director of the Corporation. Shares awarded under the plan may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the director until the earliest of (i) the expiration of five years after the date of receipt of such shares by the director, (ii) the date the director ceases to be a director by reason of death or disability, or (iii) the later of (a) the date the director ceases to be a director for any reason other than death or disability or (b) the expiration of six months after the date of receipt of such shares by the director.

   In addition to the standard compensation arrangement described above, Robert J. Miller also received compensation pursuant to a Consulting Agreement entered into between Newmont International Services Limited, a wholly owned subsidiary of Newmont Gold ("Newmont International"), and Mr. Miller. The Consulting Agreement provides that Mr. Miller advise Newmont International on federal governmental affairs issues relating to Newmont International's interests and mining operations (and those of its affiliates) within the United States and consult with members of Congress, various governmental agencies and Administration as requested by Newmont International from time to time. For these services, Mr. Miller received a fee of $10,000 per month during the term of the Consulting Agreement (April 1 - December 31, 1999).

   The Corporation's retirement policy for directors provides that no director may stand for reelection to the Board of Directors after reaching age 72. All employee directors retire from the Board of Directors when they retire from employment with the Corporation. The Board of Directors at its discretion may in unusual circumstances, and for a limited period, ask a member of the Board of Directors to stand for reelection after the prescribed retirement date.

   On retirement from the Board of Directors at any time after attaining age 65, a director who was serving on the Board of Directors on January 27, 1999 and who is not entitled to a pension under the Corporation's Pension Plan (i.e., a director who has not been an officer or employee of the Corporation or any of its subsidiaries) and who has served for at least ten consecutive years as a director of the Corporation or Newmont Gold is entitled to be paid an annual sum of $25,000 and an amount equal to the per annum fee paid to him in his capacity as a director during his final year of service on the Board of Directors of the Corporation, in each case, for life.

   During 1999, the Board of Directors held six meetings and each incumbent director attended at least 75% of all meetings of the Board of Directors and committees of the Board of Directors on which he served for the period during which he was a member, except Mr. Higdon who attended 67% of such meetings.

   The Board of Directors has, in addition to other standing committees, audit, compensation and nominating committees. Members of these three committees are not, and have not been, officers or employees of the Corporation or any of its subsidiaries. The members of these committees are:

             AUDIT                COMPENSATION              NOMINATING
             -----                ------------              ----------
      James T. Curry, Jr.   Joseph P. Flannery(/1/)     Joseph P. Flannery
      Robin A.
       Plumbridge(/1/)      Robin A. Plumbridge         Leo I. Higdon, Jr.(/1/)
      Robert H. Quenon      Michael K. Reilly           Robert J. Miller
      James V. Taranik      William I. M. Turner, Jr.   Moeen A. Qureshi

--------
(1) Chairman

   AUDIT COMMITTEE. The Audit Committee, consisting entirely of independent directors, recommends independent public accountants to act as auditors for the Corporation for consideration by the Board of Directors, reviews the Corporation's financial statements, confers with the independent public accountants with respect to the scope and results of their audit of the Corporation's financial statements and their reports thereon, reviews the Corporation's accounting policies, tax matters and internal controls, and oversees compliance by the Corporation with requirements of the Financial Accounting Standards Board and federal regulatory agencies. The Audit Committee also reviews non-audit services furnished to the Corporation by the independent public accountants, primarily consultation on tax matters and business advisory services. Access to the Audit Committee is given to the Corporation's Vice President and Controller and Vice President, Internal Audit. During 1999, the Audit Committee held three meetings.

   COMPENSATION COMMITTEE. The Corporation's Compensation Committee, consisting entirely of independent directors, is responsible to the Board of Directors and by extension to the stockholders of the Corporation for approving and administering the policies which govern annual compensation and incentive programs for the Corporation's executive officers and other key employees. During 1999, the Compensation Committee held six meetings.

   NOMINATING COMMITTEE. The Nominating Committee's function is to propose to the Board of Directors slates of directors to be elected at the Annual Meeting of Stockholders (and any directors to be elected by the Board of Directors to fill vacancies) and slates of officers to be elected by the Corporation's Board of Directors. During 1999, the Nominating Committee, consisting entirely of independent directors, held four meetings. The Nominating Committee will consider for nomination to become directors any persons recommended by stockholders. Recommendations may be submitted to the Nominating Committee in care of the Secretary of the Corporation at 1700 Lincoln Street, Denver, Colorado 80203.

                            Executive Compensation

   Summary of Cash and Certain Other Compensation. The following table shows the total compensation earned or paid to the Chief Executive Officer and to each of the Corporation's four most highly compensated executive officers, other than the Chief Executive Officer, for services rendered in all capacities to the Corporation and its subsidiaries in 1999, 1998 and 1997.

                          Summary Compensation Table

                                                                Long Term Compensation
                                                            ---------------------------------------
                              Annual Compensation                  Awards                  Payouts
                              ------------------------      ------------------------------ --------
                                                            Restricted          Securities
        Name and                                              Stock             Underlying   LTIP       All Other
   Principal Position    Year  Salary       Bonus(/1/)        Awards            Options(#) Payouts  Compensation(/2/)
   ------------------    ---- --------      ----------      ----------          ---------- -------- ------------
Ronald C. Cambre........ 1999 $727,500(/3/) $1,196,388       $    -0-            500,000   $    -0-   $ 9,600
 Chairman and Chief      1998 $662,000(/3/) $  678,163       $    -0-            200,000   $    -0-   $ 9,600
 Executive Officer       1997 $628,333(/3/) $1,015,917       $    -0-            500,000   $    -0-   $ 9,000
Wayne W. Murdy.......... 1999 $372,450(/3/) $  286,787       $176,276(/5/)       350,000   $176,316   $12,000
 President               1998 $311,550      $  179,340       $ 83,019(/6/)        60,000   $ 83,037   $12,000
                         1997 $301,666      $  316,750       $ 66,573(/6/)        21,000   $ 66,620   $ 9,000
David H. Francisco...... 1999 $262,443      $  209,476       $117,098(/5/)       275,000   $117,132   $12,000
 Executive Vice
  President,             1998 $209,040      $  118,299       $ 55,697(/6/)        50,000   $ 55,721   $12,000
 Operations              1997 $198,125      $  188,834       $ 33,809(/6/)        16,000   $ 33,898   $ 8,000
Lawrence T. Kurlander... 1999 $278,383      $  192,340       $124,222(/5/)       225,000   $124,235   $12,000
 Senior Vice President
  and                    1998 $266,325      $  235,645(/4/)  $170,983(/6/)(/7/)   64,000   $ 70,992   $12,000
 Chief Administrative
  Officer                1997 $257,500      $  270,375       $ 56,768(/6/)        20,000   $ 56,812   $ 9,000
John A. S. Dow.......... 1999 $253,003      $  174,819       $112,885(/5/)       275,000   $112,921   $32,897(/8/)
 Executive Vice
  President,             1998 $227,130      $  113,777       $ 60,518(/6/)        50,000   $ 60,542   $12,000
 Exploration             1997 $218,000      $  237,300       $ 50,794(/6/)        20,000   $ 50,845   $ 9,000

--------
(/1/Amounts)shown represent bonuses earned and received under the Corporation's Annual Incentive Compensation Plan. All amounts were paid in cash.
(/2/Contributions)and credits to the Corporation's Retirement Savings Plan and non-qualified supplemental Savings Equalization Plan. (/3/Includes)director's fees paid to Mr. Cambre of $7,500, $12,000 and $20,000 in 1999, 1998 and 1997, respectively; and to Mr. Murdy of $1,000 in 1999. (/4/In)addition to a $135,645 bonus paid to Mr. Kurlander under the
    Corporation's Annual Incentive Compensation Plan for 1998, he also received a special $100,000 cash bonus in recognition of his contributions to the successful outcome of the share ownership dispute with respect to the Corporation's investment in Minera Yanacocha S.A.
(/5/Value)of restricted shares of the Corporation's common stock awarded under the Corporation's Intermediate Term Incentive Compensation Plan for 1999. Dividends are payable on the shares awarded. These shares vest over a two-year period and were issued in January 2000 in the following amounts:

                                                                             #
                                                                           -----
      Wayne W. Murdy...................................................... 7,572
      David H. Francisco.................................................. 5,030
      Lawrence T. Kurlander............................................... 5,336
      John A. S. Dow...................................................... 4,849

  The number of restricted shares of the Corporation's common stock held by the named executive officers and the value of such shares on December 31, 1999 were, as follows:

                                                                    #       $
                                                                  ------ -------
      Ronald C. Cambre...........................................    -0-     -0-
      Wayne W. Murdy.............................................  6,621 162,215
      David H. Francisco.........................................  4,107 100,622
      Lawrence T. Kurlander...................................... 10,180 249,410
      John A. S. Dow.............................................  5,223 127,964

(/6/Value)of restricted shares of the Corporation's common stock awarded under the Corporation's Intermediate Term Incentive Compensation Plan for 1998 and 1997. Dividends are payable on the shares awarded. These shares vest over a two-year period and were issued in January 1999 and March 1998, respectively, in the following amounts:

                                                                     1998  1997
                                                                     ----- -----
      Wayne W. Murdy................................................ 4,564 2,484
      David H. Francisco............................................ 3,062 1,262
      Lawrence T. Kurlander......................................... 3,901 2,118
      John A. S. Dow................................................ 3,327 1,896

(/7/In)addition to 3,901 restricted shares of the Corporation's common stock having a value of $70,992 awarded to Mr. Kurlander under the Corporation's Intermediate Term Incentive Compensation Plan for 1998, he was also given a special award of 5,458 restricted shares of the Corporation's common stock having a value of $99,991 in July 1998 on substantially the same terms as the shares awarded under the Corporation's Intermediate Term Incentive Compensation Plan. Such special award was in recognition of his contributions to the successful outcome of the share ownership dispute with respect to the Corporation's investment in Minera Yanacocha S.A.
(/8/)Includes $20,897 paid by the Corporation to Mr. Dow pursuant to an Agreement dated August 20, 1999. The amount reimburses Mr. Dow for premiums paid in 1999 for term life insurance for himself and his spouse and for taxes arising as a result of such payment. The insurance is designed to address certain estate planning complications related to Mr. Dow's status as a non-U.S. citizen residing in the U.S.

   STOCK OPTIONS. The following table contains information concerning the grant of stock options in 1999 under the Corporation's Employees Stock Plans with respect to the named executive officers:

                             OPTION GRANTS IN 1999

                            INDIVIDUAL GRANTS
---------------------------------------------------------------------------
                                           PERCENT OF
                            NUMBER OF        TOTAL
                           SECURITIES       OPTIONS
                           UNDERLYING      GRANTED TO  EXERCISE             GRANT DATE
                             OPTIONS      PARTICIPANTS   PRICE   EXPIRATION  PRESENT
NAME                     GRANTED(#)(/1/)    IN 1999    ($/SHARE)    DATE    VALUE(/2/)
----                     ---------------  ------------ --------- ---------- ----------
Ronald C. Cambre........     500,000(/3/)     9.9%      $18.19    1/26/09   $5,476,400
Wayne W. Murdy..........     275,000(/3/)     5.4%      $18.19    1/26/09   $3,012,020
                              75,000(/4/)     1.5%      $19.85    9/15/09   $  821,460
David H. Francisco......     225,000(/3/)     4.4%      $18.19    1/26/09   $2,464,380
                              50,000(/4/)     1.0%      $19.85    9/15/09   $  597,485
Lawrence T. Kurlander...     225,000(/3/)     4.4%      $18.19    1/26/09   $2,464,380
John A. S. Dow..........     225,000(/3/)     4.4%      $18.19    1/26/09   $2,464,380
                              50,000(/4/)     1.0%      $19.85    9/15/09   $  597,485

--------
(/1/The)exercise price for each grant is equal to 100% of the fair market value of the Corporation's common stock on the grant date.
(/2/In)accordance with Securities and Exchange Commission rules, the Black-
    Scholes option pricing model was chosen to estimate the Grant Date Present Value of the options set forth in this table. The Corporation's use of this model should not be construed as an endorsement of its accuracy at valuing options. The following assumptions were made for purposes of calculating the Grant Date Present Value: (i) an option life of eight years, (ii) volatility at 52%, (iii) a dividend yield at 0.6% and (iv) an interest rate of 6.4%. The real value of the options in this table depends upon the actual performance of the Corporation's common stock during the applicable period.
(/3/Granted)on January 26, 1999 and exercisable in two annual increments of 50%
    each commencing January 26, 2000.
(/4/Granted)on September 15, 1999 and exercisable in four annual increments of 25% each commencing September 15, 2000.

   OPTION EXERCISES AND HOLDINGS. The following table sets forth information concerning the exercise of options in 1999 and unexercised options held at the end of 1999 with respect to the named executive officers:

                      AGGREGATED OPTION EXERCISES IN 1999
                        AND 1999 YEAR-END OPTION VALUES

                                                NUMBER OF SECURITIES
                                               UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                           SHARES                  OPTIONS AT 1999        IN-THE-MONEY OPTIONS
                          ACQUIRED                   YEAR-END(#)         AT 1999 YEAR-END(/1/)
                             ON       VALUE   ------------------------- ------------------------
NAME                     EXERCISE(#) REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNXERCISABLE
----                     ----------- -------- ----------- ------------- ----------- ------------
Ronald C. Cambre........     -0-       $-0-     569,721      957,317      $35,125    $3,260,375
Wayne W. Murdy..........     -0-       $-0-     106,523      445,432      $14,050    $2,126,150
David H. Francisco......     -0-       $-0-      69,000      318,000      $14,050    $1,694,400
Lawrence T. Kurlander...     -0-       $-0-      94,041      324,182      $14,050    $1,461,900
John A. S. Dow..........     -0-       $-0-      64,316      320,000      $14,050    $1,694,400

--------
(/1/)Market value of underlying securities at year end ($24.50) less the exercise price of "in-the-money" options.

   PENSION PLANS. The following table shows the estimated pension benefits payable to a covered participant at normal retirement age (62 years) under the Corporation's qualified defined benefit pension plan (the "Pension Plan"), as well as under its nonqualified supplemental pension plan that provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits, based on remuneration that is covered under the plans and years of service with the Corporation or its subsidiaries.

                               PENSION PLAN TABLE

                                           YEARS OF SERVICE
                        -------------------------------------------------------
REMUNERATION               5        10       15       20       25        30
------------            -------- -------- -------- -------- -------- ----------
$  500,000............. $ 43,750 $ 87,500 $131,250 $175,000 $218,750 $  262,500
$  600,000............. $ 52,500 $105,000 $157,500 $210,000 $262,500 $  315,000
$  700,000............. $ 61,250 $122,500 $183,750 $245,000 $306,250 $  367,500
$  800,000............. $ 70,000 $140,000 $210,000 $280,000 $350,000 $  420,000
$  900,000............. $ 78,750 $157,500 $236,250 $315,000 $393,750 $  472,500
$1,000,000............. $ 87,500 $175,000 $262,500 $350,000 $437,500 $  525,000
$1,100,000............. $ 96,250 $192,500 $288,750 $385,000 $481,250 $  577,500
$1,200,000............. $105,000 $210,000 $315,000 $420,000 $525,000 $  630,000
$1,300,000............. $113,750 $227,500 $341,250 $455,000 $568,750 $  682,500
$1,400,000............. $122,500 $245,000 $367,500 $490,000 $612,500 $  735,000
$1,500,000............. $131,250 $262,500 $393,750 $525,000 $656,250 $  787,500
$1,600,000............. $140,000 $280,000 $420,000 $560,000 $700,000 $  840,000
$1,700,000............. $148,750 $297,500 $446,250 $595,000 $743,750 $  892,500
$1,800,000............. $157,500 $315,000 $472,500 $630,000 $787,500 $  945,000
$1,900,000............. $166,250 $332,500 $498,750 $665,000 $831,250 $  997,500
$2,000,000............. $175,000 $350,000 $525,000 $700,000 $875,000 $1,050,000

   A participant's remuneration covered by the Pension Plan is his or her average annual base salary and bonus, including amounts paid in the form of restricted stock (as reported in the Summary Compensation Table) for the 60 consecutive months in which the highest level of compensation was paid to the participant during the last 120 months of the participant's career with the Corporation or its subsidiaries. The approximate years of actual credited service as of the end of 1999 for each named executive officer is: Mr. Cambre-- six years (see "Executive Agreements" below); Mr. Murdy--seven years; Mr. Francisco--four years; Mr. Kurlander--six years (see "Executive Agreements" below); and Mr. Dow--21 years. Benefits shown are computed on a straight single life annuity basis beginning at age 62. Such amounts have not been reduced for Social Security benefits.

   OFFICERS' DEATH BENEFIT PLAN AND GROUP LIFE INSURANCE PROGRAM. The Corporation has an Officers' Death Benefit Plan for the benefit of the named executive officers and other executive officers of the Corporation and certain of its subsidiaries. The plan provides a death benefit of three times annual base salary for an executive officer who dies while an active employee and a death benefit of one times final annual base salary for an executive officer who dies after retiring at or after normal retirement age. For retirement prior to normal retirement age, the post-retirement death benefit is 30% to 100% of one times final annual base salary, depending on the number of years to normal retirement age. Coverage under the Officers' Death Benefit Plan is offset by group life insurance maintained for the benefit of all salaried employees of the Corporation and certain of its subsidiaries.

   EXECUTIVE AGREEMENTS. An agreement is currently in effect among the Corporation, Newmont Gold and Mr. Cambre which provided for an initial 1994 annual base salary of $500,000. The agreement provides that the Board of Directors of the Corporation may, at their discretion, increase Mr. Cambre's base salary and that any such increased base salary made after January 1994 automatically becomes Mr. Cambre's minimum base salary thereafter. In addition, the agreement provides that upon his retirement from the Corporation, or any of its subsidiaries, under the Corporation's Pension Plan he will receive approximately an additional one-half year of "credited" service for each actual year of his service with the Corporation, or any of its subsidiaries, in computing his pension benefits. Mr. Cambre's agreement is effective until his 62nd birthday, unless terminated earlier or extended as provided in the agreement. In the event Mr. Cambre's employment is terminated other than for "cause" (as defined below) and without any breach by Mr. Cambre of such agreement, he will be entitled to receive a lump sum payment equal to twice his annual base salary for each 12-month period in the remaining term of his employment (which will not exceed two years).

   Mr. Murdy's letter of offer of employment from Newmont Gold provides that if his employment is terminated other than for "cause" (as defined below), he will be entitled to receive 24 months of his then salary (as defined in the Corporation's Severance Pay Plan) plus certain other severance benefits.

   Any benefits to which Messrs. Cambre and Murdy may be entitled from the Corporation's Severance Pay Plan (as described below) reduce the benefits due under these arrangements.

   Mr. Kurlander's agreement with Newmont Gold provides that upon his retirement from the Corporation, or any of its subsidiaries, under the Corporation's Pension Plan he will receive an additional one-half year of "credited" service for each actual year of his service with the Corporation, or any of its subsidiaries, in computing his pension benefits.

   CHANGE OF CONTROL EMPLOYMENT AGREEMENTS. The Corporation has entered into change of control employment agreements with each of the named executives officers and with certain other executive officers. The change of control employment agreements have three-year terms, which terms are automatically extended for one year upon each anniversary unless a notice not to extend is given by the Corporation. If a Change of Control (as defined in the agreements) occurs during the term of an agreement, then the agreement becomes operative for a fixed three-year period. The agreements provide generally that the executive's terms and conditions of employment (including position, location, compensation and benefits) will not be adversely changed during the three-year period after a Change of Control of the Corporation. If the Corporation terminates the executive's employment (other than for cause, death or disability), the executive terminates for "good reason" during such three-year period, or the executive terminates employment for any reason during the 30-day period following the first anniversary of the Change of Control, and upon certain terminations prior to a Change of Control in connection with or in anticipation of a Change of Control, the executive is generally entitled to receive (i) three times the sum of (a) the executive's annual base salary plus
(b) the executive's annual bonus (as determined in the agreements), (ii) accrued but unpaid compensation, (iii) welfare benefits for three years, (iv) a pro rata bonus for the year in which the termination of employment occurs and
(v) a lump sum payment having an actuarial value equal to the additional pension benefits the executive would have received if he or she had continued to be employed by the Corporation for an additional three years. In addition, the agreements provide that the executive is entitled to receive a payment in an amount sufficient to make the executive whole for any excise tax on excess parachute payments imposed under Section 4999 of the Internal Revenue Code of 1986, as amended. In the event of a Change of Control, the agreements will supercede any individual employment agreements entered into by the Corporation with the executives, and the executive will not be permitted to participate in the Corporation's severance plans or policies, including the Severance Pay Plan described below, during the three-year period following a Change of Control.

   SEVERANCE PAY PLAN. Each of the named executive officers participates in the Corporation's Severance Pay Plan. Participants in the Severance Pay Plan with at least one year of service (a) who have been continually employed by the Corporation or one of its subsidiaries or affiliates on and after August 1, 1991, or (b) whose employment with the Corporation or one of its subsidiaries or affiliates is involuntarily terminated other than for "cause" (as defined below) within 24 months after a change of control (as defined in the Severance Pay Plan) of the Corporation (other than those participants whose employment began on or after May 1, 1993) are entitled to receive a minimum of the greater of (i) four weeks of salary (as defined in the Severance Pay Plan), together with an additional two weeks of salary for each year of service; or (ii) from nine to 78 weeks of salary depending on the salary grade of the participant, calculated based on the relevant participant's salary as of April 30, 1993. Each of the named executive officers who are otherwise eligible for severance pay under clause (ii) above would receive 52 weeks of salary. Participants whose employment began on or after May 1, 1993 and whose employment is involuntarily terminated are entitled to receive only the amount determined as set forth in clause (i) in the previous sentence. Under the Severance Pay Plan, the maximum severance allowance benefit payable to a participant calculated as set forth above is 104 weeks of such participant's salary. In addition to the amount described above, each participant is also entitled to a lump sum payment equal to the Corporation's matching contribution that would have been made under the Corporation's Retirement Savings Plans calculated in accordance with the relevant provisions of the Severance Pay Plan and any accrued and unused vacation time. Participants under the Severance Pay Plan are also entitled to certain fringe benefits, such as coverage under the Corporation's medical and dental plans and life insurance plan, as set forth in the Severance Pay Plan.

   "Cause" as a basis for termination is generally limited to (i) misappropriation of funds or property of the Corporation or its subsidiaries,
(ii) conviction of a felony, (iii) obtaining personal benefit from any transaction between the Corporation or its subsidiaries and a third party without the prior approval of such benefit by the Board of Directors of the Corporation, (iv) obtaining a personal profit from the sale of the Corporation's or its subsidiaries' trade secrets, (v) poor job performance or
(vi) conduct below reasonably expected standards.

   The report of the Compensation Committee and the performance graph that follow shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 except to the extent that the Corporation specifically incorporates the information by reference, and shall not otherwise be deemed filed under such Acts.

                        REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

   The Compensation Committee of the Board of Directors is composed entirely of directors who are not officers or employees of the Corporation or any of its subsidiaries. The Compensation Committee is responsible to the Board of Directors and by extension to the stockholders of the Corporation for approving and administering the policies which govern annual compensation and incentive programs for the Corporation's executive officers and other key employees.

   There are four elements to the Corporation's executive compensation program--base salaries, annual incentives, intermediate term incentives and stock options. The Committee has determined that in general the value of the sum of these four elements, assuming certain performance-based targets are met, should approach the 75th percentile for comparable positions in the gold mining industry as set forth in the executive level compensation surveys described below.

   BASE SALARIES. The base salaries for the Corporation's executive officers, including Mr. Cambre and the other named executive officers, fall within salary ranges that reflect competitive base pay levels within the mining industry as a whole for the positions they hold. The Corporation subscribes to and participates in surveys of executive level compensation. One of the surveys in which the Corporation participates is devoted exclusively to the gold mining industry and includes information about 14 companies based in North America. This survey not only includes the companies that comprise the Standard & Poor's Gold Index shown on the Corporation's Performance Graph below, but also includes a number of companies which the Committee believes are more appropriate for comparison with the Corporation for purposes of analyzing executive compensation. The Corporation participates in other surveys as well, which cover a wide range of industries and companies. Although many of the companies included in these broader surveys are not capable of meaningful comparison with the Corporation, the Corporation uses such surveys to identify general trends in executive compensation. Based on a review of such survey information, the Committee believes that the base salaries of the Corporation's executive officers are at or slightly below the median salaries for comparable positions in the gold mining industry. With respect to Mr. Cambre's base salary, the Committee determined that his performance in 1999 merited an increase of 11.1%, effective January 2000. His new base salary is consistent with the Corporation's philosophy that salaries be at approximately the median for comparable positions.

   ANNUAL INCENTIVES. Annual incentive awards are made pursuant to the Corporation's Annual Incentive Compensation Plan ("AICP"). The named executive officers (and other participants at specified salary levels) are eligible to receive both a unit performance bonus and a personal performance bonus. Unit performance bonuses were paid in cash and were based upon the attainment of (i) gold production goals, (ii) cost of gold production goals and (iii) certain start-up, production, capital cost and operating cost goals at the Corporation's Batu Hijau project in Indonesia. All of these goals were established by the Committee. At year end, actual results are compared with the previously established goals to determine a "unit performance percentage." Unit performance bonuses are incrementally increased in accordance with incrementally higher performance percentages (with the maximum payout percentage being 200% of target). In 1999, the Corporation achieved a consolidated unit performance percentage of 125.5%. In addition, the Committee designated a certain earnings per share target to be used in determining the consolidated payout percentages. Based upon 1999 actual earnings per share approved by the Committee the consolidated payout percentage was 149.5% of target.

   Personal performance bonuses are based upon an evaluation of a participant's personal contribution to the Corporation. In 1999, personal performance awards to the named executive officers and other AICP participants were based on certain subjective factors such as the individual skills, experience and accomplishments of the relevant executive officer, as well as such executive officers' contributions to the positive results realized by the Corporation during 1999. The Committee did not use any fixed weighting of such factors in determining personal performance bonuses.

   Participants in the AICP are assigned target awards as a percentage of their base salary. Target awards increase at higher management levels to 100% of base salary in the case of the Chief Executive Officer. The weighting of unit performance and personal performance factors varies by participant, and in the case of Mr. Cambre is approximately two-thirds unit performance and one-third personal performance at target.

   Mr. Cambre's total 1999 AICP bonus of $1,196,388 was equal to 166% of his 1999 base salary. Mr. Cambre's unit performance bonus of $721,188 (60% of such total award) was based on a consolidated payout percentage of 149.5%, as described above. His personal performance bonus of $475,200 (40% of such total award) was based on Mr. Cambre's personal performance evaluation. In making this determination, the Committee considered Mr. Cambre's vision and leadership which enabled the Corporation to achieve the following positive results in 1999:

  . Produced 4,175,000 equity ounces of gold, a 3% increase from 1998--both
    1999 and 1998 production levels were records;

  . Reduced total costs per equity ounce of gold produced to $175 from $183 in 1998, a 4% reduction. This was the lowest level achieved by the Corporation in the past 11 years;

  . Increased cash flow from operations by 8% to $402 million from $373.5 million in 1998, despite a $25 per ounce drop in the realized price of gold to $285 from $310 in 1998;

  . Reduced debt by $50.2 million, excluding a $137.2 million prepaid forward gold sale;

  . Increased proven and probable gold reserves on a net of depletion basis by 7.5% to 56.6 million ounces from 52.6 million ounces in 1998, despite a reduction in the price of gold used to value such reserves to $325 per ounce from $350 per ounce used in 1998; and

  . Brought the Batu Hijau project in Indonesia into production ahead of schedule and under budget.

   INTERMEDIATE TERM INCENTIVES. In 1997, the Corporation established the Intermediate Term Incentive Compensation Plan ("ITIP") to provide incentive compensation to the named executive officers (excluding Mr. Cambre) and to other participants at specified salary levels. The ITIP is intended to reward eligible participants based upon the attainment of objective financial and business goals over a three-year period established annually by the Committee. Such goals relate to gold production, cost of production, proven and probable gold reserves and earnings per share. The Corporation must achieve certain minimum results before any ITIP bonuses can be paid. ITIP bonuses are incrementally increased or decreased, as the case may be, depending on actual results. With respect to 1999, the payout percentage was 119% of target, based on 1999, 1998 and 1997 results. Bonuses are paid one-half in cash and one-half in the form of restricted shares of common stock of the Corporation. Such shares vest over two years. During such period, a recipient has the right to vote such vested shares and to receive dividends. Once fully vested, a recipient has all the rights of full ownership. However, such shares may not, in general, be sold or transferred for a period of five years following the date on which such shares were awarded. Participants in the ITIP are assigned target awards as a percentage of their base salary. For 1999, these target percentages ranged from 20% to 85%. Actual payouts for 1999 exceeded these percentages since actual results exceeded target performance.

   STOCK OPTIONS. The fourth element of executive compensation, stock options, is long term in nature and is designed to link executive rewards with stockholder value over time. The awarding of stock options promotes the creation of stockholder value since the benefits cannot be realized unless stock price appreciation occurs. The Committee believes that the number of stock options awarded should be sufficient in amount to provide a strong incentive to increase stockholder value, with the number of options increasing in proportion to the relative potential influence of the recipient on overall performance of the Corporation. In addition, the Committee believes that option awards are intended to reward recipients making a long-term commitment to the Corporation.

   In January 1999, the executive officers of the Corporation were granted special stock options. These awards were made in recognition of (i) the need to retain these key individuals in the current difficult environment in which the Corporation operates, (ii) the structural realignment that has occurred in the gold industry, (iii) the Corporation's compensation position relative to its peers and (iv) a desire to reward and motivate these key individuals. In September 1999, Messrs. Murdy, Francisco, Dow and one other executive officer were granted additional special stock options in connection with their election to their current positions and the assignment of additional duties and responsibilities. The recipients of these January and September 1999 awards will not be eligible to receive normal semi-annual options until January 2001.

   POLICIES WITH RESPECT TO TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Under the Revenue Reconciliation Act of 1993, Section 162 of the Internal Revenue Code was amended to eliminate, with certain exceptions, the deduction for certain compensation in excess of $1 million to any named executive officer, including the Chief Executive Officer. The Committee believes that the Corporation's stock plans may comply with the exceptions to this limitation. It is possible that payments made from time to time under the AICP could constitute non-deductible compensation expenses. Altering the AICP to assure full deductibility of compensation, however, could inhibit the Committee's ability to adjust performance criteria as it deems appropriate. The Committee believes that the ITIP complies with the exceptions to this limitation. Because the Committee does not currently anticipate any significant increase in tax liability to the Corporation as a result of the Section 162 amendments, the Committee has not altered its approach to setting incentive compensation in response to such amendments. Should the compensation levels of the Chief Executive Officer or any of the other named executive officers materially affect the Corporation's tax position in the future, the Committee will consider establishing performance criteria that will allow the Corporation to avail itself of all appropriate tax deductions.

   SUMMARY. The Committee believes that the combination of competitive base salaries, annual incentives paid in cash, intermediate term incentives paid partially in cash and restricted stock and stock options represent a highly motivational and effective senior executive compensation program that works to attract and retain talented executives and strongly aligns the interests of senior management with those of the stockholders of the Corporation in achieving over time above average long-term returns on investment.

   Submitted by the Compensation Committee of the Board of Directors:

                Joseph P. Flannery, Chairman  Michael K. Reilly
                Robin A. Plumbridge           William I. M. Turner, Jr.

                    FIVE-YEAR STOCKHOLDER RETURN COMPARISON

   The following graph assumes a $100 investment on December 31, 1994 in each of the Corporation's common stock, the S&P Gold Index and the S&P 500 Index.
                       [PERFORMANCE GRAPH APPEARS HERE]

     CUMULATIVE VALUE OF A $100 INVESTMENT
      ASSUMING REINVESTMENT OF DIVIDENDS
                NEWMONT      S&P GOLD    S&P 500
                MINING        INDEX       INDEX

1994             $ 100        $ 100       $ 100
1995             $ 128        $ 113       $ 138
1996             $ 127        $ 112       $ 169
1997             $  84        $  73       $ 226
1998             $  53        $  64       $ 290
1999             $  72        $  62       $ 351

--------
* Barrick Gold Corporation, Homestake Mining Company, Newmont Mining Corporation and Placer Dome, Inc.

                   PROPOSAL NO. 2--ELIMINATE HOLDING COMPANY

   BACKGROUND AND PURPOSE. The Corporation was incorporated in 1921 under the laws of Delaware. It is engaged, through Newmont Gold and its subsidiaries and affiliates, in the production of gold, the exploration for gold and the acquisition and development of gold properties worldwide. The Corporation produces gold from operations in Nevada, California, Peru, Indonesia, Mexico and the Central Asian Republic of Uzbekistan. In late 1999, it began production from a copper/gold deposit at a second project in Indonesia. The principal executive offices of the Corporation and Newmont Gold are located at 1700 Lincoln Street, Denver, Colorado 80203, telephone number (303) 863-7414.

   In recent years, the Corporation and Newmont Gold from time to time have engaged in a number of transactions to simplify their corporate structure. In October 1998, NGC Acquisition Co. ("Acquisition Co."), a wholly owned subsidiary of the Corporation, merged with and into Newmont Gold, with Newmont Gold being the surviving corporation of the merger. Under the terms of the merger, each share of Newmont Gold common stock was converted into the right to receive 1.025 shares of the Corporation's common stock, together with related share purchase rights. Prior to the merger, the Corporation owned, through Acquisition Co., 93.75% of the outstanding shares of Newmont Gold, and as a result of the merger, Newmont Gold became a wholly owned subsidiary of the Corporation.

   Today, all of the Corporation's business is conducted through, and assets and liabilities are held by, Newmont Gold. Management believes that the holding company structure has served its purpose and that the continued existence of the holding company complicates the corporate organization and adds to overhead expense. The Corporation now proposes to merge into Newmont Gold, with such merger to be completed by the end of the second quarter of 2000.

   As a result of the merger, the holding company will no longer exist and the Surviving Company will be owned directly by the current stockholders of the Corporation. After the merger the Surviving Company will become a publicly held company and will change its name to "Newmont Mining Corporation" and will be a Delaware corporation. The Surviving Company will have the same consolidated assets, liabilities and stockholders' equity as the Corporation.

   The merger will not affect the ultimate responsibility of corporate management for profitable growth and the creation of maximum stockholder value. The Board of Directors believes that the proposed merger is in the best interests of the Corporation and its stockholders.

   MERGER PROCEDURE. Pursuant to the provisions of Section 253 of the Delaware General Corporation Law, the Board of Directors of the Corporation adopted a resolution approving the merger of the Corporation with and into Newmont Gold (the "Resolution"). References herein to "Corporation" mean Newmont Mining Corporation as it exists today. References herein to "Newmont Gold" mean Newmont Gold Company as it exists today. References herein to "Surviving Company" mean the surviving corporation after the merger of the Corporation with and into Newmont Gold.

   Subject to the approval of the holders of at least a majority of the outstanding shares of the Corporation's common stock and the fulfillment or waiver of certain other conditions described herein, each share of the Corporation's common stock outstanding immediately prior to the merger will be converted automatically into one share of the Surviving Company's common stock. No exchange of stock certificates will be required. As a result of the merger, the Corporation will be merged into Newmont Gold and the Corporation's stockholders will become stockholders of the Surviving Company.

   STOCK EXCHANGE LISTINGS. The Surviving Company expects its common stock to be listed on the same stock exchanges where the Corporation's common stock is currently listed and to trade under the same symbol "NEM". The Corporation's common stock is currently listed on the New York, Paris, Brussels and Swiss stock exchanges. The Surviving Company will be a reporting company under the Securities Exchange Act of 1934.

   Dividend Policy. The Surviving Company intends to follow the Corporation's current policy of paying quarterly cash dividends. Under that policy, the determination of the amount of future dividends will be made by the Surviving Company's Board of Directors from time to time and will depend on the Surviving Company's future earnings, capital requirements, financial condition and other relevant factors.

   Management. The Surviving Company will have the same directors as the Corporation at the time of the merger. It will also have the same officers as Newmont Gold had prior to the merger, which will include all the officers of the Corporation at the time of the merger. In addition, the certificate of incorporation and bylaws of the Surviving Company will be substantially identical to the Corporation's certificate of incorporation and bylaws prior to the merger.

   Stock, Incentive and Other Benefit Plans. The Surviving Company will assume and continue all of the Corporation's stock and other compensation, benefit and incentive plans for employees, retirees and directors and will assume all outstanding stock options and other obligations previously granted or incurred under such plans. In connection with the merger, each outstanding option of the Corporation will be converted into an option covering the same number of shares of Surviving Company common stock, and with the same terms and conditions as the outstanding Corporation option.

   In addition, a vote in favor of the merger will also constitute a vote in favor of the assumption and continuation by the Surviving Company of all of the Corporation's stock and other compensation, benefit and incentive plans approved by the Corporation's stockholders prior to the merger.

   Federal Income Tax Consequences. The following is a general discussion of certain federal income tax consequences of the merger to the Corporation's stockholders. Although it is not anticipated that state or local income tax consequences to stockholders will vary substantially from the federal income tax consequences described below, stockholders are urged to consult their own tax advisors with respect thereto, as well as with respect to any foreign taxes applicable to foreign stockholders.

   In the opinion of White & Case LLP, tax counsel to the Corporation:

  . a stockholder will recognize no gain or loss upon the conversion of the Corporation's shares into the Surviving Company's shares;

  . a stockholder's tax basis in the Surviving Company's shares into which the Corporation's shares are converted will be the same as the tax basis of the Corporation's shares; and

  . a stockholder's holding period in the Surviving Company's shares into which the Corporation's shares are converted will include the holding period of the Corporation's shares, if the stockholder holds the Corporation's shares as capital assets at the time of the merger.

   Conditions to the Merger. The merger is subject to the following conditions:

  . approval of the merger by the holders of at least a majority of the Corporation's outstanding shares of the Corporation's common stock;

  . approval for listing on the New York Stock Exchange of the shares of Surviving Company common stock issuable in the merger;

  .  absence of an injunction or pending litigation relating to the merger;

  . receipt of all consents, approvals and authorizations required to be obtained prior to the consummation of the merger from governmental and regulatory authorities and third parties; and

  .  receipt of opinions from legal counsel.

   Regulatory Approvals. Since this is the merger of a holding company into its sole wholly owned subsidiary, no federal or state regulatory approvals are required in connection with the merger.

   AMENDMENT OR TERMINATION OF THE PLAN OF MERGER. The Resolution provides that the Board of Directors of the Corporation may amend any of the terms of, or waive any of the conditions to, the merger before the consummation of the merger and before or after stockholder approval, provided that any such amendment cannot change the amount or kind of shares to be received by the stockholders of the Corporation in the merger or otherwise have any adverse effect on the stockholders of the Corporation.

   In addition, the Resolution provides that at any time prior to the consummation of the merger and before or after stockholder approval, the Board of Directors of the Corporation may withdraw its approval for the merger and cause the merger not to be consummated.

   NO APPRAISAL RIGHTS. Under the Delaware General Corporation Law, dissenting stockholders do not have "appraisal rights" when a parent merges into its own wholly owned subsidiary. Consequently, a person who votes against this proposal does not have a statutory right to demand payment of the "fair value" of his or her holdings of the Corporation's common stock.

   DESCRIPTION OF CAPITAL STOCK. The following description of capital stock is a summary of certain provisions of the Corporation's Certificate of Incorporation, a copy of which is filed as an exhibit to the Corporation's most recent Annual Report on Form 10-K. The authorized number of shares of each class of capital stock and the par value thereof per share are as follows: 250 million shares of common stock, $1.60 par value, and 5 million shares of preferred stock, $5 par value. The terms and provisions of the capital stock of the Surviving Company will be substantially identical to those of the capital stock of the Corporation.

   Description of Common Stock. An owner of common stock of the Corporation may receive dividends when declared by the Board of Directors. Subject to the terms of any outstanding preferred stock, owners of common stock may not receive dividends until the Corporation has satisfied its obligations to any holders of such preferred stock. Each share of common stock of the Corporation is entitled to one vote in the election of directors and on other matters. There is no cumulative voting.

   The common stock is not redeemable or convertible. If the Corporation liquidates, dissolves or winds-up its business, whether voluntarily or not, holders of common stock of the Corporation will share equally in the distribution of all assets remaining after the Corporation pays creditors and preferred stockholders.

   The outstanding shares of the Corporation's common stock are, and the shares of the Surviving Company to be distributed upon consummation of the merger will be, validly issued, fully paid and non-assessable.

   The transfer agent for the Corporation's common stock is Chase Mellon Shareholder Services, L.L.C. It will also serve as transfer agent for the Surviving Company.

   Anti-Takeover Provisions. Article NINTH of the Corporation's Certificate of Incorporation and the Corporation's Stockholder Rights Plan may make it more difficult for certain corporations, entities or persons to acquire control of the Corporation (or after the merger Newmont Gold) or to remove management.

   Approval of Certain Mergers, Consolidations, Sales and Leases. Article NINTH of the Corporation's Certificate of Incorporation requires the Corporation to get the approval of 80% of the Corporation's stockholders who are entitled to vote in elections of directors for the following types of transactions: (i) a merger or consolidation between the Corporation and another corporation that holds 10% of the Corporation's outstanding shares; (ii) the sale or lease of all or a substantial part of the Corporation's assets to another corporation or entity that holds 10% of the Corporation's outstanding shares; or (iii) any sale or lease to the Corporation of assets worth more than $10 million in exchange for securities of the Corporation by another corporation or entity who holds 10% of the Corporation's outstanding shares.

   However, Article NINTH does not apply to any transaction if (i) the board of directors of the Corporation has approved the transaction before the other corporation, person or entity has become a holder of 10% of the

Corporation's outstanding shares or (ii) if the Corporation or any of its subsidiaries owns a majority of the outstanding voting shares of the other corporation. Article NINTH can only be altered or repealed with the approval of 80% of the Corporation's stockholders.

   Stockholder Rights Plan. Each outstanding share of the Corporation's common stock carries with it one preferred share purchase right. The terms of the rights are explained in a Rights Agreement, dated as of August 30, 1990, between the Corporation and The Chase Manhattan Bank, as Rights Agent (the "Rights Agreement"). The following is a summary of the Rights Agreement, a copy of which is filed as an exhibit to the Corporation's most recent Annual Report on Form 10-K.

   Before a distribution date (as defined below), the rights are transferred automatically with the transfer of any outstanding common stock certificates. On a distribution date, the rights will separate from the common stock. Generally, after a distribution date, each right allows the registered holder to purchase directly from the Corporation one five-hundredth of a share of the Corporation's junior preferred stock. The purchase price for each fraction is $150, subject to adjustment.

   Each one-five hundredth of a share of a junior preferred stock carries voting and dividend rights that are intended to be equivalent to one share of common stock. These rights would be subject to adjustment in the event of stock dividends, subdivisions and combinations with respect to the Corporation's common stock. Under the Rights Agreement, the Corporation may pay cash instead of issuing certificates for fractions, other than fractions which are integral multiples of one five-hundredth of a share.

   Under the Rights Agreement, a "distribution date" is defined as the earlier of (i) ten business days after the date of a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, 15% or more of the Corporation's outstanding common stock; or
(ii) ten business days after the date of the commencement of a tender offer or exchange offer that would result in a person owning 15% or more of the Corporation's outstanding common stock.

   If a person acquires 15% or more of the outstanding common stock of the Corporation through a tender or exchange offer without certain approvals of the Corporation's board of directors, each holder of a right would have the right to receive common stock, cash, property or other securities of the Corporation having a value equal to two times the purchase price of the right. In lieu of requiring payment of the purchase price upon exercise of the right, the Corporation may provide that each right be exchanged for one share of common stock, cash, property or other securities. Under certain circumstances as specified in the Rights Agreement, all rights that are or were owned by any person who acquired 15% or more of the common stock will be null and void.

   Each holder of a valid right has the right to receive upon exercise common stock of the acquiring company having a value equal to two times the purchase price of the right if (i) the Corporation is acquired in a merger or other business combination in which it is not the surviving corporation other than pursuant to certain board approved tender or exchange offers; (ii) the Corporation is the surviving corporation of a consolidation or merger in which any part of its outstanding common stock is changed into or exchanged for stock or other securities of another corporation or cash or any other property; or
(iii) 50% or more of the Corporation's assets or earning power is sold or transferred.

   The purchase price payable and the number of fractions of junior preferred stock or other securities or property issuable upon exercise of the rights is subject to adjustment to prevent dilution as a result of certain events described in the Rights Agreement.

   Until a right is exercised, the holder of a right has no rights as a stockholder. At any time until the earlier of (i) the date of public announcement that a person has acquired 15% or more of the Corporation's outstanding stock; and (ii) the close of business on September 11, 2000, the Corporation has the option to redeem the rights in whole, but not in part, at a price of $0.01 per right, subject to adjustment. In some circumstances, the Corporation may redeem the rights only with approval of the directors specified in the Rights Agreement.

   The rights will expire at the close of business on September 11, 2000, or earlier, if (i) redeemed by the Corporation; or (ii) a merger or consolidation transaction is completed following a tender offer or exchange offer in which all holders of the Corporation's common stock received in the merger or consolidation the same form of consideration, and in an amount not less than that was paid in the tender offer or exchange offer.

   Before the distribution date, the Corporation may supplement or amend the Rights Agreement without the approval of any common stockholder. From and after the distribution date, the Corporation may supplement or amend the Rights Agreement without the approval of any holders of rights under limited circumstances. The following terms, however, may not be changed: the redemption price, the final expiration date, the purchase price or the number of fractions of junior preferred stock for which a right is exercisable.

   The rights have certain anti-takeover effects. The rights may cause substantial dilution of ownership interests to a person or group that attempts to acquire the Corporation without conditioning the offer on the rights being redeemed or a substantial number of rights being acquired. The rights should not interfere with any merger or other business combination approved by the Corporation's Board of Directors because the rights are either redeemable or are not exercisable or do not go into effect under those circumstances.

   The Surviving Company will continue the stockholder rights plan or will adopt a comparable plan.

   Description of Preferred Stock. The Corporation may from time to time issue shares of preferred stock in series. The Board of Directors is authorized to designate the series and to fix the relative voting, dividend, conversion, liquidation, redemption and other rights, preferences and limitations as between series. When preferred stock is issued, holders of common stock are subject to the dividend and liquidation preferences and other prior rights of the preferred stock. Currently, the only authorized series of preferred stock is the junior preferred stock described below.

   The Board of Directors, without the prior consent of holders of common stock, could issue additional series of preferred stock with voting and conversion rights which could materially adversely affect the voting rights of the holders of common stock. The issuance of shares of preferred stock to management, existing stockholders or others could result in a situation where the record holders of such shares of preferred stock could have a significantly disproportionate vote on certain material matters. In the event of a proposed merger, tender offer, proxy contest or other attempt to gain corporate control, it would be possible, subject to any limitations imposed by applicable law, the Certificate of Incorporation, and the applicable rules of the securities exchanges upon which the common stock may be listed, for the Board of Directors, without the prior consent of holders of common stock, to authorize the issuance of one or more series of preferred stock with voting rights or other rights and preferences which would impede the success of such proposed merger, tender offer, proxy contest or other attempt to gain corporate control. There are no current plans to issue any shares of preferred stock.

   The following is a summary of certain provisions of the certificate of designations for the Corporation's junior preferred stock, which is filed as an exhibit to the Corporation's most recent Annual Report on Form 10-K.

   Under the Rights Agreement, a total of 500,000 shares of junior preferred stock may be issued upon exercise of the rights under the Corporation's stockholder rights plan described above.

   Each share of junior preferred stock has a preferential quarterly dividend payable on the first day of January, April, July and October of each year or on another quarterly payment date specified by the Corporation's board of directors. Each payment will be 500 times the cash dividend declared on each share of common stock, but in no event less than $1.00.

   Each share of junior preferred stock will have 500 votes on all matters submitted to a vote of the Corporation's stockholders. These voting rights are subject to adjustment as provided in the certificate of designations for the junior preferred stock. Generally, the holders of junior preferred stock will vote together as one class unless the certificate of designations for the junior preferred stock, the Certificate of Incorporation or the law states differently.

   In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of junior preferred stock will receive a preferred liquidation payment equal to the greater of (i) $500 per share plus accrued dividends to the date of distribution, whether or not earned or declared or (ii) 500 times the aggregate payment made to each share of common stock. Either payment option will be subject to adjustment as provided in the certificate of designations for the shares of junior preferred stock.

   If the Corporation merges, consolidates, combines or enters into other transactions in which its common stock is exchanged for or changed into other stock or security, cash or any other property, each share of junior preferred stock will be similarly exchanged or changed in an amount equal to 500 times the aggregate amount and type of consideration received for each share of common stock. This payment will be subject to adjustment as provided in the certificate of designations for the shares of junior preferred stock.

   The shares of junior preferred stock rank junior to all other series of the Corporation's preferred stock as to the payment of dividends and the distribution of assets, unless the terms of any series states otherwise.

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE FOREGOING PROPOSAL AND, UNLESS A STOCKHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY, THE APPOINTEES NAMED THEREON INTEND SO TO VOTE.

                 PROPOSAL NO. 3--APPROVAL OF THE CORPORATION'S
                     2000 NON-EMPLOYEE DIRECTORS STOCK PLAN

   On January 26, 2000, the Corporation's Board of Directors adopted, subject to stockholder approval, the Newmont Mining Corporation 2000 Non-Employee Directors Stock Plan (the "Directors Plan"). The Directors Plan will provide non-employee directors with the opportunity to acquire shares of the Corporation's common stock through the grant of stock options and stock awards. The Directors Plan was adopted to promote the Corporation's long-term success by maintaining its ability to attract and retain the services of experienced and highly qualified individuals to serve as outside directors on the Board of Directors, providing incentives for such directors' performance of services, aligning such directors' interests with those of the Corporation's stockholders and linking such directors' compensation to the Corporation's performance.

   The Directors Plan will become effective upon the affirmative vote of a majority of the outstanding shares of the Corporation's common stock present in person or represented by proxy at the Annual Meeting of Stockholders. The Directors Plan will allow the Corporation to grant options or stock awards to purchase a total of up to 400,000 shares of the Corporation's common stock (subject to adjustment for certain changes in the Corporation's capital, as described below under "Changes in Capital"). If the Directors Plan is approved by the stockholders and becomes effective, the Corporation will no longer grant new stock awards under the existing Directors' Stock Award Plan.

   The Board of Directors recommends that the stockholders of the Corporation approve the Directors Plan. The principal features of the Directors Plan are summarized below, but this summary is qualified in its entirety by reference to the complete text of the Directors Plan. The full text of the Directors Plan appears in Exhibit A to this Proxy Statement.

   ADMINISTRATION. The Board of Directors will have the exclusive discretionary authority to operate, manage and administer the Directors Plan in accordance with its terms. The Board of Directors' decisions and actions concerning the Directors Plan will be final and conclusive. Within the limitations of the Directors Plan and applicable laws and rules, the Board of Directors may allocate its administrative responsibilities and powers under the Directors Plan to any member of the Board of Directors or committee of the Board of Directors.

   In addition to its other powers under the Directors Plan described in this summary, the Board of Directors will have the following authorities and powers under the Directors Plan in accordance with the terms of the plan:

  . determine which eligible directors will receive options under the Directors Plan and the number of shares of the Corporation's common stock covered by each such option;

  . establish, amend, waive and rescind rules, regulations and guidelines for carrying out the Directors Plan;

  . accelerate the vesting or exercisability of options or stock awards granted under the Directors Plan;

  . waive terms, conditions, restrictions and limitations under the Directors
    Plan or applicable to any options or stock awards granted under the Directors Plan;

  . determine the form and content of the option agreements which evidence options granted under the Directors Plan;

  . interpret the Directors Plan and option agreements;

  . correct any errors, supply any omissions and reconcile any inconsistencies in the Directors Plan and/or any agreements or other instruments relating to options or stock awards granted under the Directors Plan; and

  . take any other actions necessary or advisable to operate and administer the Directors Plan.

   SHARES SUBJECT TO THE DIRECTORS PLAN. A total of 400,000 shares of the Corporation's common stock would be available for delivery under stock awards or upon exercise of options granted under the Directors Plan, subject to adjustment for certain changes in the Corporation's capital (described below under "Changes in

Capital"). The shares of the Corporation's common stock that may be delivered under the Directors Plan would be either authorized and unissued shares (which will not be subject to preemptive rights) or previously issued shares that the Corporation reacquired and held as treasury shares. In addition, if any shares of the Corporation's common stock are not issued or cease to be issuable or are forfeited under any options or stock awards, such shares will not be charged against the 400,000 share limitation, and may again be made subject to options or stock awards under the Directors Plan. If any person exercises an option under the Directors Plan by paying the exercise price with shares of our common stock that such person already owns, only the number of shares in excess of the shares so paid by such person will count against the total number of shares that are authorized for delivery under the Directors Plan.

   PARTICIPATION. Each of the Corporation's directors who is not also an employee of the Corporation or any affiliate of the Corporation and is not eligible to participate in any Corporation or affiliate plan providing for the acquisition of the Corporation securities or derivative securities, other than any plan in which participation is limited to non-employee directors, will be eligible to receive options and stock awards under the Directors Plan. All of the nominees for director, other than Messrs. Cambre and Murdy, will be such a non-employee director.

   TERMS OF OPTIONS. Types of Options. Options granted under the Directors Plan will be options that are not intended to qualify as "incentive stock options" under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

   Option Price. The Board of Directors will determine the option exercise price of each option granted under the Directors Plan at the time of grant.

   Payment. The option exercise price of any options granted under the Directors Plan may be paid in any legal manner prescribed by the Board of Directors. Such payment may be made under a "cashless exercise" program if the Board of Directors establishes such a program. Any cash proceeds that the Corporation receives upon the exercise of options granted under the Directors Plan will constitute general funds of the Corporation.

   Exercise of Options. The Board of Directors will determine, and set forth in the applicable award agreements, the times or conditions upon which options granted under the Directors Plan may be exercised, and any events that will cause such options to terminate. Each option granted under the Directors Plan will expire on or before ten years following the date such option was granted. In general, options granted under the Directors Plan will terminate when the recipient's service as a non-employee director of the Corporation terminates; however, the Board of Directors may permit an option that has not otherwise expired to be exercised after such a termination of service as to all or part of the shares covered by such option. A non-employee director may elect to defer until a later date delivery of shares otherwise deliverable upon exercise of such non-employee director's option, if permitted by the Board of Directors.

   Transferability of Options. Options granted under the Directors Plan will, in general, only be exercisable during the lifetime of the non-employee director who receives such option by him or her. A deceased recipient's options will be transferable by will or the laws of descent and distribution or to a designated beneficiary of such recipient. The Board of Directors may, however, permit a non-employee director who receives an option under the Directors Plan to transfer such option during his or her lifetime, subject to such terms and conditions as the Board of Directors may prescribe.

   STOCK AWARDS. The Directors Plan provides that on the first business day following the 2000 Annual Meeting of Stockholders, and each annual meeting thereafter, each non-employee director elected or re-elected to the Corporation's Board of Directors at such annual meeting will automatically receive an award of shares of the Corporation's common stock with a fair market value of $25,000, unless such non-employee director has validly elected, in accordance with the Directors Plan, not to receive such stock award. A non-employee director who is elected to the Board of Directors in any calender year after the date of the annual meeting of stockholders in such calender year will receive such a stock award on the first business day following such election, unless he or she elects not to receive such stock award. For purposes of determining the number of shares subject to a stock award, the fair market value of a share of the Corporation's common stock will be determined as of the day of the applicable annual meeting of stockholders or other date of election as a non-employee director. The Directors Plan defines "fair market value" generally as the average of the high and low sales prices of a share of the Corporation's common stock on a given date. As defined in the Directors Plan, the fair market value of a share of the Corporation's common stock on March 2, 2000, was $21.75.

   Non-employee directors will generally have all of the rights of a shareholder in the shares of common stock received in a stock award under the Directors Plan, including the right to vote and receive any dividends declared on such shares. However, shares covered by a stock award received by a non-employee director under the Directors Plan may not be transferred, assigned or otherwise encumbered or disposed of by such non-employee director until the earliest of:

  . five years after the date such non-employee director received such stock award;

  . the date such non-employee director ceases to be a member of the Board of Directors due to death or disability; or

  . the later of the date such non-employee director ceases to be a member of the Board of Directors for any other reason, or six months after the date such non-employee director received such stock award.

Nevertheless, a non-employee director will be permitted to sell, transfer or assign shares received under a stock award to his or her immediate family members, or a trust, partnership, limited liability company, corporation (including a personal holding company) or similar vehicle established solely for the benefit of, or the partners, members or shareholders of which are solely, such non-employee director and/or his or her immediate family members. A non-employee director may also direct the Corporation to issue the shares under his or her stock award directly to his or her immediate family members or such a trust, partnership, limited liability company, corporation or similar vehicle. Shares received by such eligible transferees will be subject to the transfer restrictions described above. A non-employee director's immediate family members, for purposes of the Directors Plan, include his or her child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, sister-in-law, and brother-in-law (including adoptive relationships) who shares the same household with such non-employee director. A non-employee director may elect to defer until a later date delivery of shares otherwise receivable by such non-employee director under his or her stock award, if permitted by the Board of Directors.

   ANNUAL RETAINERS OR OTHER AWARDS PAYABLE IN OPTIONS. The Board of Directors will have discretion under the Directors Plan to pay all or part of a non-employee director's annual retainer or other compensation, including stock awards under the Directors Plan, in options under the Directors Plan. The Board of Directors will set the terms of such options.

   DIRECTORS PLAN BENEFITS. If the Directors Plan is approved at the 2000 Annual Meeting of Stockholders, each non-employee director elected at such annual meeting may elect to receive, as of the first business day following the date of such annual meeting, either an annual stock award of approximately 1,150 shares of the Corporation's common stock or an annual option grant to purchase approximately 3,449 shares of the Corporation's common stock. Each such non-employee director also may elect to receive, in lieu of their $25,000 annual retainer, options under the Directors Plan at the end of each calendar quarter for approximately 863 shares of the Corporation's common stock. These approximate share amounts are based on the fair market value of the Corporation's common stock on March 2, 2000, which was $21.75 per share. The actual number of shares covered by the annual stock award will be determined by dividing $25,000 by the fair market value of the Corporation's common stock on the day of the annual meeting of stockholders, and the actual number of shares covered by the alternative option grant, which a non-employee director may elect to receive, will be determined by dividing $25,000 by such fair market value of the Corporation's common stock and multiplying the result by three. The actual number of shares covered by each quarterly option, which a non-employee director may elect to receive, will be determined by dividing $6,250 by the fair market value of the Corporation's common stock on the last business day of each such quarter and multiplying the result by three. The per-share exercise price of the annual or quarterly options will be equal to the fair market value of the Corporation's common stock used to compute the number of shares covered by each such option, as described above.

   If the Directors Plan is not approved at the Annual Meeting of Stockholders, then the Corporation's existing Directors' Stock Award Plan will remain in effect, and annual retainers will be paid in cash.

   CHANGES IN CAPITAL. In order to preserve the intended benefits under the Directors Plan or outstanding options or stock awards, or as otherwise necessary, the Board of Directors will, in its discretion, correspondingly adjust the number, class and kind of shares available under the Directors Plan, and the number, class and kind of shares under each outstanding option and stock award, and the exercise price of outstanding options, in the event of changes in the Corporation's outstanding common stock resulting from certain changes in the Corporation's corporate structure or capitalization, such as the payment of a stock dividend, a stock split, a recapitalization, reorganization, merger or consolidation (whether or not the Corporation is the surviving corporation), a spin-off, liquidation or other distribution of property or the issuance of the Corporation's stock for less than full consideration, or rights or convertible securities with respect to the Corporation's stock.

   In the event of a "change of control" of the Corporation (as defined in the Directors Plan), unless specified otherwise in an option agreement, all options then outstanding under the Directors Plan will be accelerated and become immediately vested and exercisable in full, and, if the service on the Board of Directors of a non-employee director holding such an option terminates within one year following the change of control, his or her options under the Directors Plan will remain exercisable for not less than one year after such termination of service or until expiration of the option, if earlier, and all then outstanding stock awards will immediately become fully vested and transferable. The Board Directors will also have discretion under the Directors Plan, upon the occurrence of such a change of control transaction, to substitute for shares of the Corporation's common stock subject to options outstanding under the Directors Plan stock or other securities of the surviving or successor corporation, or another corporate party to the transaction, if such stock or other securities are publicly traded, with approximately the same value, or to cash out outstanding options based upon the highest value of the consideration received for the Corporation's common stock in such transaction, or, if higher, the highest market trading price of the Corporation's common stock during the 30 trading days prior to the change of control, reduced by the option exercise price of the options cashed out.

   TAX WITHHOLDING OBLIGATIONS. Non-employee directors who receive options or stock awards under the Directors Plan will be required to pay, or make other satisfactory arrangements to pay, tax withholding obligations arising under applicable law with respect to the exercise of such options or receipt of such stock awards. Such taxes must be paid in cash by a non-employee director, or, if the Board of Directors permits, a non-employee director may elect to satisfy all or a part of such tax obligations by requesting that the Corporation withhold shares otherwise deliverable upon the exercise of his or her option or receipt of a stock award and/or by tendering shares of our common stock already owned by such non-employee director for at least six months. The Corporation may also, in accordance with applicable law, deduct any such taxes from amounts otherwise due to such a non-employee director.

   AMENDMENT AND TERMINATION OF THE DIRECTORS PLAN. The Board of Directors may amend, alter, suspend or terminate the Directors Plan and may amend outstanding options and stock awards. However, without the approval of the stockholders, the Board of Directors may not increase the maximum number of shares of the Corporation's common stock that may be sold or awarded under the Directors Plan (except in the event of certain changes in our capital, as described under "Changes in Capital" above). Furthermore, no such amendment or termination of the Directors Plan or amendment of outstanding options or stock awards (except to comply with an exemption under Section 16(b) of the Securities Exchange Act of 1934) may materially adversely affect an option or stock award outstanding under the Directors Plan without the written consent of the non-employee director who holds such option or stock award.

   The Directors Plan will terminate on May 4, 2010, unless the Directors Plan is terminated earlier by the Corporation's Board of Directors; however, any options outstanding when the Directors Plan terminates will remain outstanding until such options terminate or expire.

   CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following is a brief summary of certain significant United States Federal income tax consequences, under the Internal Revenue Code, as in effect on the date of this summary, applicable to the Corporation and non-employee directors who receive options or stock awards under the Directors Plan in connection with the grant and exercise of options or grant of stock awards under the Directors Plan. This summary is not intended to be exhaustive, and, among other things, does not describe state, local or foreign tax consequences, or the effect of gift, estate or inheritance taxes.

   The grant of stock options under the Directors Plan will not result in taxable income to non-employee directors or an income tax deduction for the Corporation. However, the transfer of shares of the Corporation's common stock to non-employee directors upon exercise of their options will result in immediate recognition of ordinary income by the non-employee director and a corresponding tax deduction for the Corporation in the amount by which the fair market value of the shares of the Corporation's common stock purchased, on the date of such exercise, exceeds the aggregate option price. Any appreciation or depreciation in the fair market value of such shares after the date of such exercise will generally result in a capital gain or loss to the non-employee director at the time he or she disposes of such shares.

   Upon the issuance of shares of the Corporation's common stock under a stock award to a non-employee director, he or she will recognize taxable ordinary income in an amount equal to the fair market value of such shares on the date of such issuance. At that time, the Corporation will be entitled to a corresponding income tax deduction.

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE FOREGOING PROPOSAL AND, UNLESS A STOCKHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY, THE APPOINTEES NAMED THEREON INTEND SO TO VOTE.

                      PROPOSAL NO. 4--STOCKHOLDER PROPOSAL

   The Corporation has been advised that the following resolution and statement in support thereof may be presented by or on behalf of a beneficial owner of shares of the Corporation's common stock at the Annual Meeting of Stockholders. The name and address of such beneficial owner, together with the number of shares of common stock held by such beneficial owner, will be furnished by the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, DC 20549, or by the Corporation, to any person, orally or in writing as required, promptly upon the receipt of such request.

   "BE IT RESOLVED, that the shareholders of Newmont Mining Corporation request that the Board of Directors amend the certificate of incorporation to reinstate the right of the shareholders to call special meetings."

                              SUPPORTING STATEMENT

   "The right of the shareholders to call special meetings should not be abridged.

   "The company's elimination of this right, in our opinion, effectively removes an important process by which shareholders can act expeditiously to protect their investment interests.

   "For example, the right of shareholders to act to remove incumbent directors for egregious conduct should not be limited to the annual meeting. Also, shareholders should not be prevented from giving timely consideration to a bidder's proposal to acquire control of the company, or a dissident shareholder's slate of nominees for election to the Board of Directors, because such proposals are required to be presented only at the annual meeting."

                       POSITION OF THE BOARD OF DIRECTORS

   The Corporation's Certificate of Incorporation and/or bylaws (collectively, the "Corporate Documents") (i) require the Corporation to hold an annual meeting of stockholders each year, and (ii) allow special meetings to be called only by a majority of the Board of Directors. The Proposal would allow stockholders to call special meetings for any reason at any time. The Board believes that adoption of this Proposal would be disruptive and would impose significant administrative and financial burdens on the Corporation.

   At the annual meeting of stockholders, which is already required by the Corporate Documents, stockholders have an opportunity to raise any appropriate matter. Allowing stockholders to call an unlimited number of special meetings for any reason and at any time would be disruptive to the conduct of business and would strain the financial and human resources of the Corporation generally and of the funds available for such meetings specifically. Special meetings are costly in terms of both time and money. Each of the thousands of holders of the Corporation's common stock must receive proxy materials for every special meeting. This involves legal, printing and postage expense, in addition to those costs normally associated with the Corporation's annual meeting. In addition, the Board believes that management's time is better spent on the day to day operations of the Corporation and its ongoing efforts to enhance stockholder value. The current provisions of the Corporate Documents, which allow only the Board of Directors to call special meetings, insure the orderly conduct of corporate affairs. They also prevent a minority of the shares from imposing upon the Corporation the burden and expense of a stockholder meeting that may not be desired by the majority.

   Furthermore, the Proponent erroneously states that the Corporation "eliminated" the right of stockholders to call special meetings. This "right" was never conferred at any time by any of the Corporate Documents. Thus, the Proponent's call for the right to be "reinstated" is unfounded and misleading.

   For the reasons stated above, the Board of Directors believes that the Proposal is not in the best interests of the Corporation or its stockholders.

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "AGAINST" THE FOREGOING STOCKHOLDER PROPOSAL AND, UNLESS A STOCKHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY, THE APPOINTEES NAMED THEREON INTEND SO TO VOTE.

                            SECTION 16(A) REPORTING

   Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers and directors and holders of greater than 10% of the Corporation's outstanding common stock to file initial reports of their ownership of the Corporation's equity securities and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on a review of the copies of such reports furnished to the Corporation and written representations from the Corporation's executive officers and directors, the Corporation believes that all Section 16(a) filing requirements were complied with in 1999.

                                 OTHER MATTERS

   The Board of Directors does not intend to bring other matters before the Corporation's Annual Meeting of Stockholders except items incident to the conduct of the meeting. However, on all matters properly brought before the meeting by the Board of Directors or by others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in accordance with their best judgment.

                                                                      EXHIBIT A

                          NEWMONT MINING CORPORATION
                          2000 NON-EMPLOYEE DIRECTORS
                                  STOCK PLAN

   1. Purposes. The purposes of the Newmont Mining Corporation 2000 Non-Employee Directors Stock Plan are to provide Non-Employee Directors an opportunity to acquire Common Stock, thereby promoting the long-term success of the Company by maintaining the ability of the Company to attract and retain the services of experienced and highly qualified individuals to serve as outside directors on the Company's Board of Directors, providing incentives for Non-Employee Directors' performance of services, aligning Non-Employee Director interests with those of the Company's stockholders and linking Non-Employee Director compensation to Company performance.

   2. Definitions. As used in the Plan, the following capitalized terms shall have the meanings set forth below:

     "Affiliate"--(i) any corporation or limited liability company, other than the Company, in an unbroken chain of corporations or limited liability companies ending with the Company if each corporation or limited liability company owns stock or membership interests (as applicable) possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations or limited liability companies in such chain; (ii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is more than fifty percent controlled (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its other Affiliates; or (iii) any other entity, approved by the Board as an Affiliate under the Plan, in which the Company or any of its other Affiliates has a material equity interest.

     "Agreement"--a written stock option award agreement evidencing an Option, as described in Section 3(c).

     "Annual Meeting"--the annual meeting of stockholders of the Company.

     "Board"--the Board of Directors of the Company.

     "Change of Control"--the occurrence of any of the following events:

       (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

       (ii) Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

       (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

       (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     "Code"--the Internal Revenue Code of 1986, as it may be amended from time to time, including regulations and rules thereunder and successor provisions and regulations and rules thereto.

     "Common Stock"--the $1.60 par value common stock of the Company.

     "Company"--Newmont Mining Corporation, a Delaware corporation, or any successor entity.

     "Determined Amount"--an amount (rounded down to the nearest whole share) equal to (a) $25,000 divided by (b) the Fair Market Value of a share of Common Stock on the applicable Determination Date. The term "Determination Date" shall mean (i) in the case of a person who is elected a director of the Company at an Annual Meeting, the day of such Annual Meeting and (ii) in the case of a person who is elected a director of the Company in any year after the Annual Meeting, the effective date of such person's election as a director of the Company.

     "Eligible Transferee"--the meaning given such term in Section 7(d) hereof.

     "Exchange Act"--the Securities Exchange Act of 1934, as it may be amended from time to time.

     "Fair Market Value" of a share of Common Stock as of a given date shall be the average of the high and low sales prices for a share of Common Stock as reported for New York Stock Exchange issues in The Wall Street Journal for such date; provided, however, that if there is no sale of shares of Common Stock reported in The Wall Street Journal on such date, such fair market value shall be the average between the bid and asked prices for a share of Common Stock reported in The Wall Street Journal at the close of trading on such date; provided further, however, that if no such prices are reported for such day, the most recent day for which such prices are available shall be used. In the event that the method for determining the fair market value of a share of Common Stock provided for in the previous sentence shall not be practicable, then such fair market value shall be determined by such other reasonable valuation method as the Board shall, in its discretion, select and apply in good faith as of the given date.

     "Immediate Family Member"--of a Participant means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, sister-in-law, or brother-in-law, including adoptive relationships, of such Participant who shares the same household with the Participant.

     "Non-Employee Director"--the meaning given such term in Section 5.

     "Notice"--written notice actually received by the Company at its offices on the day of such receipt, if received on or before 1:30 p.m., Denver time (or such other location of the Company's principal executive offices), on a day when the Company's offices are open for business, or, if received after such time, such notice shall be deemed received on the next such day, which notice may be delivered in person to the Company's Payroll Department or sent by facsimile to the Company, or sent by certified or registered mail or overnight courier, prepaid, addressed to the attention of the Company's Payroll Department at 1700 Lincoln Street, Denver, Colorado 80203 (or such other location of the Company's principal executive offices).

     "Option"--a right to purchase Common Stock granted to an Optionee under the Plan in accordance with the terms and conditions set forth in Section 6.

     "Optionee"--a Non-Employee Director who has been selected, pursuant to
  Section 3(b), to participate in the Plan and who holds an Option granted to such individual under the Plan in accordance with the terms and conditions set forth in Section 6.

     "Participant"--a Non-Employee Director who is an Optionee or who holds a Stock Award received under the Plan in accordance with the terms and conditions set forth in Section 7.

     "Plan"--this Newmont Mining Corporation 2000 Non-Employee Directors Stock Plan.

     "Rule 16b-3"--Rule 16b-3 under the Exchange Act, as such rule may be amended from time to time.

     "SEC"--the Securities and Exchange Commission.

     "Securities Act"--the Securities Act of 1933, as it may be amended from time to time, including the regulations and rules promulgated thereunder and successor provisions and regulations and rules thereto.

     "Stock Award"--an award of Common Stock received by a Non-Employee Director under the Plan in accordance with the terms and conditions set forth in Section 7.

   3. Administration of the Plan. (a) The Board shall have exclusive authority to operate, manage and administer the Plan in accordance with its terms and conditions.

   (b) Without limiting the generality of paragraph (a) of this Section 3, the Board shall have the exclusive right and discretionary authority to: (i) interpret the Plan and the Agreements; (ii) determine eligibility for participation in the Plan; (iii) select, from time to time, from among those eligible, the Non-Employee Directors to whom Options shall be granted under the Plan; (iv) determine the number of shares of Common Stock to be included in any Option and the periods for which Options will be outstanding; (v) establish, amend, waive and/or rescind rules and regulations and administrative guidelines for carrying out the Plan; (vi) accelerate the exercisability or vesting of any Option or Stock Award when such acceleration would be in the best interest of the Company; (vii) grant waivers of terms, conditions, restrictions and limitations under the Plan or applicable to any Option or Stock Award; (viii) correct any errors, supply any omissions or reconcile any inconsistencies in the Plan and/or any Agreement or any other instrument relating to any Option or Stock Award; (ix) to the extent permitted by the Plan, amend or adjust the terms and conditions of any outstanding Option or Stock Award and/or adjust the number and/or class of shares of Common Stock subject to any outstanding Option or Stock Award; (x) at any time and from time to time after the granting of an Option or Stock Award, specify such additional terms, conditions and restrictions with respect to any such Option or Stock Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, rules and/or regulations, including, but not limited to, (A) terms, restrictions and conditions for compliance with Federal, state and foreign securities laws, (B) methods of withholding or providing for the payment of required taxes and (C) restrictions regarding an Optionee's ability to exercise Options under any "cashless exercise" program established by the Board or using previously purchased shares of Common Stock; and (xi) take any and all such other action it deems necessary or advisable for the proper operation and/or administration of the Plan. The Board shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan. Decisions and actions by the Board with respect to the Plan and any Agreement shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan and/or any Agreement. Options need not be uniform as to all grants and recipients thereof.

   (c) Each Option shall be evidenced by an Agreement, which shall be executed by the Company and the Optionee to whom such Option has been granted, unless the Agreement provides otherwise; however, two or more Options granted to a single Optionee may be combined in a single Agreement. An Agreement shall not be a precondition to the granting of an Option; however, no person shall have any rights under any Option unless and until the Optionee to whom the Option shall have been granted (i) shall have executed and delivered to the Company an Agreement or other instrument evidencing the Option, unless such Agreement provides otherwise, and (ii) has otherwise complied with the applicable terms and conditions of the Option. The Board shall prescribe the form of all Agreements, and, subject to the terms and conditions of the Plan, shall determine the content of all Agreements. Any Agreement may be supplemented or amended in writing from time to time as approved by the Board; provided that the terms and conditions of any such Agreement as supplemented or amended are not inconsistent with the provisions of the Plan.

   (d) The Board may, in its discretion, allocate to any Non-Employee Director or committee of Non-Employee Directors all or any portion of the Board's responsibilities under this Section 3; provided, however, that no such allocation by the Board shall be made if such allocation would not be permitted under any applicable law, rule or regulation, or with respect to the administration of the Plan as it affects such Non-Employee Director or Non-Employee Directors and, provided further, however, the Board may not allocate its authority to grant Options or correct errors, omissions or inconsistencies in the Plan or any Agreement. All authority allocated by the Board under this paragraph (d) of this Section 3 shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Board, and any such allocation may be revoked by the Board at any time.

   4. Shares of Stock Subject to the Plan. (a) The shares of stock subject to Options and Stock Awards granted under the Plan shall be shares of Common Stock. Such shares of Common Stock subject to the Plan may be either authorized and unissued shares (which will not be subject to preemptive rights) or previously issued shares acquired by the Company or any Affiliate. The total number of shares of Common Stock that may be delivered pursuant to any Options and Stock Awards under the Plan is 400,000.

   (b) Notwithstanding any of the foregoing limitations set forth in this
Section 4, the number of shares of Common Stock specified in this Section 4 shall be adjusted as provided in Section 11.

   (c) Any shares of Common Stock subject to an Option which for any reason expires or is terminated without having been fully exercised may again be granted pursuant to an Option or Stock Award under the Plan, subject to the limitations of this Section 4. If the Option exercise price of any Option is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Plan.

   5. Eligibility. Each member of the Board shall be eligible to become an Optionee and receive Options, and receive Stock Awards, all in accordance with the terms and conditions of the Plan, provided that, as of the date of granting of an Option or Stock Award, he or she is (a) not an employee of the Company or an Affiliate and (b) not otherwise eligible for selection to participate in any plan of the Company or any Affiliate that entitles a participant therein to acquire securities or derivative securities of the Company, other than any plan in which only directors described in clause (a) are eligible to participate (any such eligible member of the Board, a "Non-Employee Director").

   6. Terms and Conditions of Stock Options. All Options to purchase Common Stock granted under the Plan shall be nonstatutory stock options not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code or any successor or similar Code provision. Each Option shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Board shall determine and which are set forth in the applicable Agreement.

     (a) The option exercise price per share of shares of Common Stock subject to each Option shall be determined by the Board and stated in the Agreement.

     (b) Each Option shall be exercisable in whole or in such installments, at such times and under such conditions as may be determined by the Board in its discretion and stated in the Agreement, and, in any event, over a period of time ending not later than ten years from the date such Option was granted.

     (c) An Option shall not be exercisable with respect to a fractional share of Common Stock or the lesser of fifty shares or the full number of shares of Common Stock then subject to the Option. No fractional shares of Common Stock shall be issued upon the exercise of an Option.

     (d) Each Option may be exercised by giving Notice to the Company specifying the number of shares of Common Stock to be purchased, which shall be accompanied by payment in full including applicable taxes, if any, in accordance with Section 10. Payment shall be in any manner permitted by applicable law and prescribed by the Board, in its discretion, and set forth in the Agreement, including, in the Board's discretion, payment in accordance with a "cashless exercise" program established by the Board.

     (e) No Optionee or other person shall become the beneficial owner of any shares of Common Stock subject to an Option, nor have any rights to dividends or other rights of a shareholder with respect to any such shares, until he or she has exercised his or her Option in accordance with the provisions of the Plan and the applicable Agreement.

     (f) An Option may be exercised only if at all times during the period beginning with the date of the granting of the Option and ending on the date of such exercise, the Optionee was a Non-Employee Director. Notwithstanding the above, the Board may determine in its discretion that an Optionee's Option may be exercised following termination of such continuous service by such Optionee as a Non-Employee Director, whether or not exercisable at the time of such termination, to the extent provided in the applicable Agreement or otherwise.

   7. Stock Awards. (a) On the first business day following the date of the Annual Meeting in each year, commencing in 2000, each Non-Employee Director who is elected or re-elected as a director of the Company at such Annual Meeting shall receive, for service as a director of the Company previously rendered and to be rendered during the year in which such Annual Meeting is held, shares of Common Stock in the Determined Amount. If a person is elected a director of the Company in any calendar year after the Annual Meeting held in such calendar year, and qualifies as a Non-Employee Director, then such person shall receive on the first business day following the effective date of such person's election as a Non-Employee Director, for service as a director of the Company to be rendered during such year, shares of Common Stock in the Determined Amount. For avoidance of doubt, in no event shall any person be entitled to receive more than one stock award during a single calendar year.

   (b) A Non-Employee Director may forego any Stock Award under the Plan for any year by giving irrevocable Notice to such effect to the Company on or before December 31 of the immediately preceding year or, in the case of a Stock Award to be made to a person on the effective date of such person's initial election as a Non-Employee Director of the Company, on or prior to such effective date.

   (c) A Non-Employee Director shall not be required to make any payment for any Stock Award granted under the Plan.

   (d) Subject to the remainder of this paragraph (d) of this Section 7, a Participant who receives a Stock Award shall have full beneficial ownership of, and rights and privileges of a shareholder as to awarded shares, including the right to vote and the right to receive dividends. The shares of Common Stock comprising a Stock Award received by a Participant pursuant to the Plan may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by such Participant until the earliest of (i) the expiration of five years after the date of the receipt of such shares by such Participant,
(ii) the date such Participant ceases to be a director of the Company by reason of death or disability (as determined, for purposes of this Section 7, by the remaining members of the Board in good faith), or (iii) the later of
(x) the date such Participant ceases to be a director of the Company for any reason other than death or disability or (y) the expiration of six months after the date of the receipt of such shares by such Participant; provided, however, a Participant (1) may sell, transfer or assign shares of Common Stock received by such Participant under a Stock Award to Immediate Family Members of such Participant, or a trust, partnership, limited liability company, corporation (including a personal holding company) or similar vehicle established solely for the benefit of, or the partners, members or shareholders of which are solely, the Participant and/or any such Immediate Family Members (an "Eligible Transferee") or (2) may direct the Company, by Notice to the Company prior to the date of issuance of any shares of Common Stock that such Participant is entitled to receive pursuant to the Plan, to issue such shares in the name of, and to deliver such shares to, an Eligible Transferee of such Participant, provided that, in the case of clause
(1) or (2), the foregoing restrictions on transfer shall apply to such Eligible Transferee.

   8. Annual Retainers or Other Awards Payable in Options. The Board, in its discretion, may determine that all or part of the annual retainers or other awards, including, without limitation, Stock Awards, otherwise payable to Non-Employee Directors under the Company's compensation practices for Non-Employee Directors shall be payable in Options. Such Options shall be subject to such terms as the Board may, in its discretion, determine, and shall be in consideration of services previously performed and/or as an incentive toward future services.

   9. Rights of Non-Employee Directors and Other Persons. (a) No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and the applicable Agreement.

   (b) Nothing contained in the Plan or in any Agreement shall be deemed to give any Non-Employee Director the right to be retained in the service of the Company or any Affiliate nor restrict in any way the right of the Company or any Affiliate to terminate any Non-Employee Director's service with the Company or any Affiliate at any time with or without cause.

   (c) The adoption of the Plan shall not be deemed to give any Non-Employee Director or any other person any right to be selected as an Optionee or to be granted an Option.

   (d) Except pursuant to Section 7, nothing contained in the Plan or in any Agreement shall be deemed to give any Non-Employee Directors the right to receive any bonus, whether payable in cash or in Common Stock, or in any combination thereof, from the Company, nor be construed as limiting in any way the right of the Company to determine, in its sole discretion, whether or not it shall pay any Non-Employee Directors bonuses, and, if so paid, the amount thereof and the manner of such payment.

   10. Tax Withholding Obligations. (a) The Company is authorized to take whatever actions are necessary and proper to satisfy all obligations of Participants for the payment of all Federal, state, local and foreign taxes in connection with any Options or Stock Awards (including, but not limited to, actions pursuant to the following paragraph (b) of this Section 10).

   (b) Each Participant shall (and in no event shall Common Stock be delivered to such Participant with respect to an Option or Stock Award until), no later than the date as of which the value of the Option or Stock Award first becomes includible in the gross income of the Participant for income tax purposes, pay to the Company in cash, or make arrangements satisfactory to the Company, as determined in the Board's discretion, regarding payment to the Company of, any taxes of any kind required by law to be withheld with respect to the Common Stock subject to such Option or Stock Award, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Notwithstanding the above, the Board may, in its discretion and pursuant to procedures approved by the Board, permit a Participant to (i) elect withholding by the Company of Common Stock otherwise deliverable to such Participant pursuant to such Option or Stock Award (provided, however, that the amount of any Common Stock so withheld shall not exceed the amount necessary to satisfy required Federal, state, local and foreign withholding tax obligations using the minimum statutory rate) and/or (ii) tender to the Company Common Stock owned by such Participant (or by such Participant and his or her spouse jointly) and acquired more than six months prior to such tender in full or partial satisfaction of such tax obligations, based, in each case, on the Fair Market Value of the Common Stock on the payment date as determined by the Board.

   11. Changes in Capital. (a) The existence of the Plan and any Options or Stock Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company or an Affiliate, any issue of debt, preferred or prior preference stock ahead of or affecting the Common Stock, the authorization or issuance of additional shares of Common Stock, the dissolution or liquidation of the Company or any Affiliate, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

   (b)(i) Upon changes in the outstanding Common Stock (or other change in corporate capitalization) by reason of a stock dividend, stock split, reverse split, subdivision, recapitalization, merger, consolidation (whether or not the Company is a surviving corporation), an extraordinary dividend, "spin-off" or distribution payable in cash or property, combination or exchange of shares, separation, reorganization or liquidation, or issuance by the Company of shares of its capital stock without receipt of full consideration therefor, or rights or securities exercisable, convertible or exchangeable for shares of such capital stock, the aggregate number, class and kind of shares of stock available under the Plan as to which Options and Stock Awards may be granted, and the number, class and kind of shares under each outstanding Option and Stock Award and the option exercise price per share applicable to such Options shall be correspondingly adjusted by the Board in its discretion to preserve the benefits or potential benefits intended to be made available under the Plan or with respect to any outstanding Options or Stock Awards or otherwise necessary to reflect any such change.

   (ii) Fractional shares of Common Stock resulting from any adjustment in Options pursuant to Section 11(b)(i) shall be aggregated until, and eliminated at, the time of exercise of the affected Options. Fractional shares of Common Stock resulting from any adjustment in Stock Awards pursuant to Section 11(b)(i) shall be eliminated from a Stock Award at the time of adjustment. Notice of any adjustment shall be given by the Board to each Participant whose Option or Stock Award has been adjusted and such adjustment (whether or not such Notice is given) shall be effective and binding for all purposes of the Plan.

   (c) In the event of a Change of Control, except as otherwise provided in the Agreement specifically with respect to a Change of Control: (1) the time of exercise of Options which are outstanding shall be accelerated so that such Options become immediately exercisable in full without regard to any limitations of time or amount otherwise contained in the Plan or the applicable Agreements and, in the event an Optionee terminates service on the Board for any reason during the one year period following a Change of Control, all exercisable Options held by such Optionee (or such Optionee's transferee) shall remain exercisable until the first to occur of the first anniversary of the Optionee's termination of service or the expiration of the initial Option term, or until such later date otherwise provided by the Board or in the applicable Agreement, (2) all outstanding Options shall immediately become fully vested and nonforfeitable and (3) all restrictions on transfer, sale, assignment, pledge or other disposition applicable to any shares of Common Stock covered by a Stock Award shall immediately lapse. Upon the occurrence of a Change of Control, the Board may, in its discretion, determine (A) that Options shall be adjusted and make such adjustments by substituting for Common Stock subject to such Options, stock or other securities of the surviving corporation or any successor corporation to the Company, or any parent or subsidiary thereof, or that may be issuable by another corporation that is a party to the transaction, if such stock or other securities are publicly traded, in which event the aggregate exercise price shall remain the same and the amount of shares or other securities subject to such Option shall be the amount of shares or other securities which could have been purchased on the closing date or expiration date of such transaction with the proceeds which would have been received by the Optionee if the Option had been exercised in full prior to such transaction or expiration date and the Optionee exchanged all of such shares in the transaction, and/or (B) that any outstanding Options shall be converted into a right to receive in cash, as soon as practicable following the Change of Control, an amount equal to the greater of (x) the highest value of the consideration to be received in connection with such transaction for one share of Common Stock and (y) the highest market trading price of a share of the Common Stock reported in The Wall Street Journal during the 30 consecutive trading days prior to the Change of Control, less the per share exercise price of such Option, multiplied by the number of shares of Common Stock subject to such Option. No Participant shall have any right to prevent the consummation of any transaction affecting the number of shares available to such Participant. Any actions or determinations of the Board under this paragraph (b) of Section 11 need not be uniform as to all outstanding Options and Stock Awards, nor treat all Participants identically. Notwithstanding the foregoing adjustments, in no event may any Option be exercised after ten years from the date it was originally granted.

   12. Miscellaneous Provisions. (a) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares upon exercise of any Option. Proceeds from the sale of shares of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Company. The expenses of the Plan shall be borne by the Company.

   (b) Except as otherwise provided in this paragraph (b) of Section 12, an Option by its terms shall be personal and may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated otherwise than by will or by the laws of descent and distribution and shall be exercisable during the lifetime of an Optionee only by him or her. The foregoing to the contrary notwithstanding, at the Board's discretion, an Agreement may permit the receipt or exercise of an Optionee's Option (or any portion thereof) after his or her death by the beneficiary most recently named by such Optionee in a written designation thereof filed with the Company, or, in lieu of any such surviving beneficiary, by the legal representatives of such Optionee's estate and/or an Option to be transferred by an Optionee during his or her lifetime to such Optionee's alternate payee pursuant to a qualified domestic relations order, as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder. In the event any Option is exercised by the executors, administrators, heirs or distributees of the estate of a deceased Optionee, or such an Optionee's beneficiary or transferee, pursuant to the terms and conditions of the Plan and the applicable Agreement, the Company shall be under no obligation to issue Common Stock thereunder unless and until the Company is satisfied, as determined in the discretion of the Board, that the person or persons exercising such Option are the duly appointed legal representative of the deceased Optionee's estate or the proper legatees or distributees thereof or the named beneficiary or valid transferee, as the case may be, of such Optionee. Further notwithstanding the foregoing to the contrary, at the Board's discretion, an Agreement may permit the transfer of an Option by the recipient thereof, subject to such terms, conditions and limitations prescribed by the Board, and the applicable transferee of such Option shall be treated under the Plan and the applicable Agreement as the Optionee for purposes of any exercise of such Option.

   (c) If at any time the Board shall determine, in its discretion, that the listing, registration and/or qualification of shares of Common Stock upon any national securities exchange or under any state, Federal or foreign law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, no Option or Stock Award may be exercised or paid in whole or in part unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

   (d) The Board may require each person receiving Common Stock in connection with any Option or Stock Award under the Plan to represent and agree with the Company in writing that such person is acquiring the shares for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. In addition, the shares of Common Stock received by a Participant pursuant to the Plan may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except pursuant to an available exemption from the registration requirements of the Securities Act. Certificates for shares delivered under the Plan may include any legend which the Company deems appropriate to reflect any or all of the foregoing restrictions on transfers, together with the restrictions on transfer set forth in Section 7(d), if applicable.

   (e) By accepting any benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Company or the Board.

   (f) Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Affiliate, or prevent or limit the right of the Company or any Affiliate to establish any other forms of incentives or compensation for their directors, or grant or assume options or other rights otherwise than under the Plan.

   (g) In the discretion of the Board, a Participant may elect irrevocably (at a time and in a manner determined by the Board) prior to exercising an Option or receiving a Stock Award that delivery of shares of Common Stock upon exercise of such Option or receipt of such Stock Award shall be deferred until a future date and/or the occurrence of a future event or events, specified in such election. Upon the exercise of any such Option or receipt of such Stock Award and until the delivery of any deferred shares, the number of shares otherwise issuable to the Participant shall be credited to a memorandum account in the records of the Company or its designee and any dividends or other distributions payable on such shares shall be deemed reinvested in additional shares of Common Stock, in a manner determined by the Board, until all shares of Common Stock credited to such Participant's memorandum account shall become issuable pursuant to the Participant's election.

   (h) The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable Federal law.

   (i) The words "Section," "subsection" and "paragraph" herein shall refer to provisions of the Plan, unless expressly indicated otherwise. Wherever any words are used in the Plan or any Agreement in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

   13. Limits of Liability. (a) Any liability of the Company or an Affiliate to any Participant with respect to any Option or Stock Award shall be based solely upon contractual obligations created by the Plan and any applicable Agreement.

   (b) Neither the Company nor an Affiliate nor any member of the Board, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

   14. Limitations Applicable to Options Subject to Section 16. Unless stated otherwise in the Agreement, notwithstanding any other provision of the Plan, any Option or Stock Award granted to a Non-Employee Director who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 as it may be amended from time to time) that are requirements for the application of such exemptive rule, and the Plan and the applicable Agreement shall be deemed amended to the extent necessary to conform to such limitations.

   15. Amendments and Termination. The Board may, at any time and with or without prior notice, amend, alter, suspend, or terminate the Plan; provided, however, that no such amendment, alteration, suspension, or termination shall be made which would materially adversely affect an outstanding Option or Stock Award theretofore granted without the written consent of the holder of such Option or Stock Award or which, without first obtaining approval of the stockholders of the Company, would, except as is provided in Section 11(b), increase the maximum number of shares of Common Stock that may be sold or awarded under the Plan. The Board may amend the terms of any Option or Stock Award theretofore granted, including any Agreement, retroactively or prospectively, but no such amendment shall materially adversely affect an outstanding Option or Stock Award without the written consent of the holder of such Option or Stock Award. Notwithstanding the foregoing, the Board may amend the Plan and/or any Option or Stock Award, including any Agreement, either retroactively or prospectively, and without the consent of the applicable Participant, so as to preserve or come within any exemptions from liability under Section 16(b) of the Exchange Act, pursuant to the rules and releases promulgated by the SEC (including Rule 16b-3).

   16. Duration. The Plan shall become effective, after the Plan is adopted by the Board, as of the date on which it is approved by the holders of a majority of the outstanding Common Stock which is present and voted at an Annual Meeting. The Plan shall terminate upon the earliest to occur of
(a) the effective date of a resolution adopted by the Board terminating the Plan or (b) ten years from the date the Plan is approved by the Company's shareholders. No Option or Stock Award may be granted under the Plan after the earliest of (a) and (b) of this Section 16 to occur; however, Options theretofore granted may extend beyond such date.

   No such termination of the Plan shall materially adversely affect the rights of any Participant hereunder and all Options and Stock Awards previously granted hereunder shall continue in force and in operation after the termination of the Plan, except as they may be otherwise terminated in accordance with the terms of the Plan or any applicable Agreement.

                                     PROXY

                          NEWMONT MINING CORPORATION


                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                  May 4, 2000

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                        OF NEWMONT MINING CORPORATION

The undersigned, a holder of record shares of common stock, par value $1.60 per share, of Newmont Mining Corporation at the close of business on March 2, 2000 (the "Record Date") hereby appoints Joy E. Hansen, Bruce D. Hansen and Timothy
J. Schmitt, and each or any of them, the proxy or proxies of the undersigned, with full power of substitution and revocation, to represent the undersigned and to vote all shares of the common stock of Newmont Mining Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at 2:00 p.m. local time on Thursday, May 4, 2000 in the John D. Hershner Room, 1700 Lincoln Street, Denver, Colorado and any adjournments thereof, upon the matters listed on the reverse side hereof. The proxies appointed hereby may act by a majority of said proxies present at the meeting (or if only one is present, by that one).


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.


               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


--------------------------------------------------------------------------------
                          FOLD AND DETACH HERE






                            YOUR VOTE IS IMPORTANT!



                      You can vote in one of three ways:

        1. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                      or
                                      --

        2. Call toll Free 1-800-840-1208 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE TO YOU FOR THIS CALL.

                                      or
                                      --

        3. Vote by Internet at our Internet Address: http://www.eproxy.com/nem


                                  PLEASE VOTE

                                                          Please mark
                                                         your votes as
                                                         indicated in
                                                         this example   [X]



       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 and 3.

Item 1 - Election of Directors    Nominees: 01 V.A. Calarco, 02 R.C.    Item 2 - Elimination    Item 3 - 2000 Non-Employee Directors
                                  Cambre, 03 J.T. Curry, Jr., 04 J.P.    of Holding Company              Stock Plan
FOR     WITHHELD                  Flannery, 05 L.I. Higdon, Jr.,
ALL     FOR ALL                   06 R. J. Miller, 07 W. W. Murdy,      FOR   AGAINST   ABSTAIN          FOR   AGAINST   ABSTAIN
[ ]       [ ]                     08 R. A. Plumbridge,                  [ ]     [ ]       [ ]            [ ]     [ ]       [ ]
                                  09 R. H. Quenon, 10 M. A. Qureshi,
                                  11 M. K. Reilly, 12 J. V. Taranik
                                  and 13 W.I.M. Turner, Jr.

                                  WITHHELD FOR: (Write that nominee's
                                  name in the space provided below.)

                                  -----------------------------------

THE BOARD OF DIRECTORS
RECOMMENDS A VOTE "AGAINST"       The undersigned hereby authorizes the         I consent to future access to the Annual Reports [ ]
ITEM 4.                           proxies, in their discretion, to vote         and Proxy Statements electronically via the
                                  on any other business which may properly      Internet. I understand that the Corporation
Item 4 - Stockholder Proposal     be brought before the meeting or any          may no longer distribute printed material to me
FOR   AGAINST   ABSTAIN           adjournment thereof.                          for any future shareholder meetings until such
[ ]     [ ]       [ ]                                                           consent is revoked. I understand that I may
                                  By execution of this Proxy, the undersigned   revoke my consent at any time.
                                  hereby authorizes such proxies or their
                                  substitutes to vote in their discretion
                                  on such other business as may properly
                                  come before the Annual Meeting.

                                                                                Proxies can only be given by Newmont Mining
                                                                                stockholders of record on the Record Date. Please
                                                                                sign your name below exactly as it appears on your
                                                                                stock certificate(s) on the Record Date or on the
                                                                                label affixed hereto. When the shares of Newmont
                                                                                Mining common stock are held of record by joint
                                                                                tenants, both should sign. When signing as attorney,
                                                                                executor, administrator, trustee or guardian, please
                                                                                give full title as such. If a corporation, please
                                                                                sign in full corporate name by president or
                                                                                authorized officer. If a partnership, please sign in
                                                                                partnership name by authorized person.

                                                                                The undersigned acknowledges receipt of the Notice
                                                                                of Annual Meeting of Stockholders and of the Proxy
                                                                                Statement.

Signature (Title, If Any)________________________________ Signature If Held Jointly____________________________ Date__________, 2000

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                         VOTE BY TELEPHONE OR INTERNET
                           QUICK***EASY***IMMEDIATE
         YOUR VOTE IS IMPORTANT! - YOU CAN VOTE IN ONE OF THREE WAYS:
1. TO VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch tone telephone 24 hours a day - 7 days a week
   There is NO CHARGE to you for this call. - Have your proxy card in hand.
You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.

OPTION 1: To vote as the Board of Directors recommends on ALL proposals, press 1
                   When asked, please confirm by Pressing 1.
OPTION 2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:
          Proposal 1 - To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9
          To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions
          Proposal 2 - To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.
                   When asked, please confirm by Pressing 1.
          The instructions are the same for all remaining proposals.
                                      or
                                      --
2.  VOTE BY INTERNET: Follow the instructions at our Website Address:
                      http://www.eproxy.com/nem
                                      or
                                      --
3.  VOTE BY PROXY:    Mark, sign and date your proxy card and return promptly in the enclosed envelope.
 NOTE: If you vote by internet or telephone, THERE IS NO NEED TO MAIL BACK your
                                  Proxy Card.
                             THANK YOU FOR VOTING.